                                                                  EXHIBIT 10.5
                                                                  EXECUTION COPY



                     _____________________________________

                                      PAC

                     _____________________________________




                              PROJECT DEVELOPMENT

                                      AND

                             CONSTRUCTION CONTRACT

                                    BETWEEN

                          TYCO SUBMARINE SYSTEMS LTD.

                                      AND

                           PAN AMERICAN CROSSING LTD.



                     _____________________________________

                           DATED AS OF JULY 21, 1998

                     _____________________________________

                               TABLE OF CONTENTS

                         GENERAL TERMS AND CONDITIONS


Article                                                                                     PAGE
-------                                                                                     ----
1                    Provision of System..................................................     1

2                    Documents Forming the Entire Contract................................     2

3                    Definitions..........................................................     2

4                    Contract Price.......................................................    15

5                    Terms of Payment by Purchaser........................................    18

6                    Contract Variations..................................................    22

6A.                  Optional Upgrades....................................................    23

6B                   Optional System......................................................    29

6C                   Optional Branching Unit..............................................    30

6D                   Cook's Crossing......................................................    30

6E                   Alternate Mexico Configuration; Alternate Mexico Configuration Option    31

7                    Responsibilities for Permits.........................................    32

8                    Route Survey.........................................................    34

9                    Acceptance...........................................................    34

10                   Warranty.............................................................    37

11                   Contractor Support...................................................    41

12                   Purchaser's Obligations..............................................    41

13                   Termination for Default..............................................    42

14                   Termination for Convenience..........................................    44

15                   Suspension...........................................................    46


Article                                                                                     PAGE
-------                                                                                     ----

16                   Title and Risk of Loss...............................................    47

17                   Force Majeure........................................................    47

18                   Intellectual Property................................................    48

19                   Infringement.........................................................    53

20                   Safeguarding of Information and Technology...........................    55

21                   Export Control.......................................................    55

22                   Liquidated Damages...................................................    56

23                   Limitation of Liability/Indemnification..............................    56

24                   Counterparts.........................................................    58

25                   Design and Performance Responsibility................................    58

26                   Product Changes......................................................    58

27                   Risk and Insurance...................................................    58

28                   Plant and Work Rules.................................................    61

29                   Right of Access......................................................    61

30                   Quality Assurance....................................................    63

31                   Documentation........................................................    63

32                   Training.............................................................    63

33                   Settlement of Disputes/Arbitration/Litigation........................    63

34                   Applicable Law.......................................................    65

35                   Notices..............................................................    65

36                   Publicity and Confidentiality........................................    66

37                   Assignment; Subcontractors...........................................    67

38                   Relationship of the Parties..........................................    68

39                   Successors Bound.....................................................    68


Article                                                                                     PAGE
-------                                                                                     ----
40                   Article Captions.....................................................    68

41                   Severability.........................................................    68

42                   *....................................................................    68

43                   Survival of Obligations..............................................    69

44                   Non-Waiver...........................................................    69

45                   Language.............................................................    69

46                   Entire Agreement.....................................................    69



EXHIBITS
--------

     Exhibit A.................................................................  *
     Exhibit B...........................................................  Consent and Agreement
     Exhibit C..............................................................  Opinion of Counsel
     Exhibit D................................................................  Escrow Agreement
     Exhibit E.........................................................  Approved Subcontractors
     Exhibit F...........................................................  Intellectual Property

* Material omitted and separately filed with the Commission under an application for confidential treatment.

                            PROJECT DEVELOPMENT AND
                             CONSTRUCTION CONTRACT
                                    BETWEEN
                        TYCO SUBMARINE SYSTEMS LTD. AND
                          PAN AMERICAN CROSSING LTD.


          This Project Development and Construction Contract ("Contract") is made as of this 21st day of July 1998 between Tyco Submarine Systems Ltd., a corporation organized and existing under the laws of the State of Delaware, United States, ("TSSL" or "Contractor") and Pan American Crossing Ltd., a company organized and existing under the laws of Bermuda (hereinafter referred to as "Purchaser").

          WHEREAS, Purchaser desires to establish a fiber optic submarine cable system, to be known as the Pan American Crossing Submarine Cable System (hereinafter, and as more fully defined herein, the "System"), which will be used to provide service between the United States, Mexico and Panama; and

          WHEREAS, subject to the provisions of Article 6B (Optional System),
Article 6C (Optional Branching Unit), Article 6D (Cook's Crossing), and Article 6E (Alternate Mexico Configuration; Alternate Mexico Configuration Option), the System will consist of (a) one fiber pair providing a direct connection from Grover Beach, California, United States to Fort Amador, Panama and (b) one fiber pair providing a connection linking (i) Grover Beach, California, United States,
(ii) Puerto Vallarta, Mexico, (iii) Acapulco, Mexico and (iv) Fort Amador,
Panama;

          WHEREAS, Contractor is in the business of designing, constructing, installing, supplying, delivering and manufacturing fiber optic submarine cable systems and is familiar with the general business of the fiber optic submarine cable system industry;

          WHEREAS, Purchaser may elect to extend the System from Fort Amador, Panama, through Ambush Range, Panama, to St. Croix, United States Virgin Islands, by including Cook's Crossing (as hereinafter defined);

          WHEREAS, Purchaser seeks to purchase and own the System and wishes to engage Contractor to perform the Work and Upgrade Work; and

          WHEREAS, Contractor is willing to perform the Work and the Upgrade Work on a turn-key, fixed-price basis in accordance with and subject to the terms hereof.

          NOW THEREFORE, IT HAS BEEN AGREED AS FOLLOWS

ARTICLE 1  PROVISION OF SYSTEM
---------  -------------------

          In consideration of the Contract Price and the Upgrade Prices, the Contractor agrees to undertake the Work and the Upgrade Work and to provide the Purchaser with the

System meeting the System Performance Requirements on or before the Scheduled System RFS Date and the System Upgrades meeting the requirements of Article 6A, all in accordance with the terms hereof.

ARTICLE 2  DOCUMENTS FORMING THE ENTIRE CONTRACT
---------  -------------------------------------

          This Contract consists of these commercial terms and conditions ("Terms and Conditions"), Exhibits E (Approved Subcontractors) and F (Intellectual Property) hereto, and the following documents (in the form of attachments, including appendices, attached hereto), which shall be read and construed as part of the Contract:

   .      Provisioning Schedule, Appendix 1, Upgrade Provisioning Schedule,
          Appendix 1A
   .      Billing Schedule, Appendix 2, Upgrade Billing Schedule, Appendix 2A
   .      Plan of Work, Appendix 3, Upgrade Plan of Work, Appendix 3A
   .      Invoice Format, Appendix 4, Form of Contractor's Certificate,
          Appendix 4A
   .      Progress Schedule, Appendix 5
   .      Technical Volume (includes Route Information), Appendix 6
   .      Cook's Crossing Appendix, Appendix 7

          In the event of any inconsistency between the Terms and Conditions and the above listed documents, the Terms and Conditions shall prevail. The Appendices listed above have no order of precedence.

ARTICLE 3  DEFINITIONS
---------  -----------

          Definitions are as described in the specific Articles. Except as otherwise defined the following definitions shall apply throughout the Contract:

          AAA has the meaning set forth in Sub-Article 33(B).

          ACCEPTANCE TESTING means (i) with respect to a DLS or the System (which shall include testing of the Point to Point Pairs), the tests described in the Commissioning and Acceptance section of the Technical Volume or developed pursuant to such section by mutual agreement of the Parties (with 15 days prior notice to the Independent Engineer) and reasonably designed to verify that such DLS or the System meets the applicable Performance Requirements and (ii) with respect to any System Upgrade, the tests described in the Commissioning and Acceptance section of the Technical Volume or developed pursuant to such section by mutual agreement of the Parties (with 15 days notice to the Independent Engineer) and reasonably designed to verify that the System Upgrade meets the applicable Performance Requirements.

          ACCESS RIGHTS means all ownership, easement and/or other property rights, from both private and governmental entities, both on land and below the surface of the water (including, without limitation, agreements to use conduits, install manholes and to lease space in cable stations) necessary to access, use and occupy cable stations and the sites for cable stations (including, without limitation, to land and install the submarine cable and related equipment and to bring such cable from the ocean to the cable stations) in order for the Purchaser to own, operate and maintain the System.

          ACTUAL KNOWLEDGE means the actual knowledge of any executives with management responsibility for the Contract.

          ALTERNATE MEXICO CONFIGURATION means the Base System, reconfigured to land a two fiber pair cable in each of Tijuana, Mexico and Mazatlan, Mexico, instead of Puerto Vallarta, Mexico and Acapulco, Mexico, respectively.

          ALTERNATE MEXICO CONFIGURATION OPTION means the Alternate Mexico Configuration, modified such that an additional fiber pair shall be added to DLS 1 and DLS 2 making such DLSs upgradeable to 160 Gb/s of capacity at the Date of Provisional Acceptance.

          ASSIGNMENT has the meaning set forth in Sub-Article 37(A).

          BANKRUPTCY EVENT means an event specified in Sub-Article 13(A)(3) or 13(A)(4) with Contractor as the "other Party".

          BASE SYSTEM means the two fiber pair submarine cable system, including the cable stations, described in the second WHEREAS clause hereof, consisting of DLS 1, 2, 3 and 4 (at a per fiber pair capacity of * at the Date of Commercial Acceptance or the Date of Provisional Acceptance, as the case may be, of the System, with each DLS having the capability of being upgraded to * per fiber pair at the Date of Provisional
     Acceptance), as more fully described in the System Description section of the Technical Volume.

          BILLING SCHEDULE means, with respect to the System, exclusive of Cook's Crossing and related options, a billing schedule attached hereto as Appendix 2 and, with respect to Cook's Crossing and related options, the billing schedule attached hereto as Appendix 7-2.

          CERTIFICATE OF COMMERCIAL ACCEPTANCE means a certificate issued by Purchaser in accordance with Sub-Article 9(D) to Contractor certifying that a DLS, the System or a System Upgrade is Ready for Commercial Acceptance.

          CERTIFICATE OF FINAL ACCEPTANCE means a certificate issued by Purchaser in accordance with Sub-Article 9(E) to Contractor certifying that the System or a System Upgrade is Ready for Final Acceptance.


* Material omitted and separately filed with the Commission under an application for confidential treatment.

          CERTIFICATE OF PROVISIONAL ACCEPTANCE means a certificate issued by Purchaser in accordance with Sub-Article 9(C) to Contractor certifying that a DLS, the System or a System Upgrade is Ready for Provisional Acceptance.

          CIF means cost, insurance and freight as defined in the International Chamber of Commerce, Guide to Incoterms (1990).

          COMMISSIONING REPORT has the meaning set forth in the Commissioning and Acceptance section of the Technical Volume.

          CONFIDENTIAL INFORMATION has the meaning set forth in Sub-Article
     36(B).

          CONSENT means a Consent and Agreement to be entered into among Contractor, Purchaser and the financing parties described in Sub-Article 37(C) and substantially in the form of Exhibit B hereto, with such changes therein as made pursuant to Sub-Article 37(C) hereto.

          CONTRACT means this agreement, specifically consisting of the documents described in Article 2, and shall be deemed to include any amendments thereto or Contract Variations pursuant to Article 6 (Contract Variations).

          CONTRACTOR means the entity that has executed this Contract as Contractor (TSSL) and that will be responsible for the performance of the Work (and if applicable, Upgrade Work) under this Contract and shall include its permitted successors and/or assigns.

          CONTRACT PRICE means the Initial Contract Price, plus any variations pursuant to Article 6 (Contract Variations), Article 6B (Optional System),
     Article 6C (Optional Branching Unit), Article 6D (Cook's Crossing), Taxes as set forth in Sub-Article 4(B) and other adjustments to the Contract Price provided for in this Contract.

          CONTRACT TAXES has the meaning set forth in Sub-Article 4(B)(1).

          CONTRACT VARIATION has the meaning set forth in Sub-Article 6(A).

          COOK'S CROSSING shall mean two diverse one fiber pair cables linking Fort Amador, Panama to a cable station in Ambush Range, Panama then linked by a two fiber pair submarine cable to St. Croix (at a per fiber pair capacity of 10 Gb/s at the Date of Commercial Acceptance or the Date of Provisional Acceptance, as the case may be, of the System, having the capability of being upgraded to 160 Gb/s per fiber pair at the Date of Provisional Acceptance), as more specifically described in Appendix 7 (wherein Cook's Crossing is referred to as the "Optional Extension") and the Technical Volume.

          COOK'S CROSSING-OPTION has the meaning set forth in Article 6D.

          COOK'S CROSSING OPTION PRICE has the meaning set forth in Article 6D.

          COOK'S CROSSING BRANCHING UNIT shall mean a branching unit with a cable stub attached to Cook's Crossing off the coast of South America or an island in the Caribbean Sea, which would allow the System to be connected to an additional cable station to be located in South America or an island in the Caribbean Sea, as more specifically described in Appendix 7 and the Technical Volume.

          COOK'S CROSSING BRANCHING UNIT PRICE has the meaning set forth in
     Article 6D.

          COOK'S CROSSING DLS means the STM-1 to STM-1 connectivity between Fort Amador, Panama and St. Croix.

          COOK'S CROSSING PRICE has the meaning set forth in Article 6D.

          DATE OF COMMERCIAL ACCEPTANCE, PROVISIONAL ACCEPTANCE OR FINAL ACCEPTANCE means the date that Purchaser receives a Commissioning Report or an Upgrade Commissioning Report, as the case may be, demonstrating that a DLS or the System or a System Upgrade, as the case may be, is Ready for Commercial Acceptance, Ready for Provisional Acceptance or Ready for Final Acceptance in accordance with Article 9 (Acceptance).

          DDP means delivered duty paid as defined in the International Chamber of Commerce, Guide to Incoterms (1990).

          DEFAULT means an Event of Default or any event, condition or occurrence which with the giving of notice or passage of time or both would be an Event of Default.

          DELIVERABLE SOFTWARE has the meaning set forth in Sub-Article 18(C).

          DELIVERABLE TECHNICAL MATERIAL has the meaning set forth in Sub-
     Article 18(B).

          DISPUTE ACCOUNT means the Dispute Account to be created under the Escrow Agreement.

          DLS means a Digital Line Section and includes DLS 1, DLS 2, DLS 3, DLS 4 or the Cook's Crossing DLS, as the case may be.

          DLS 1 means the STM-1 to STM-1 connectivity of the System between Grover Beach, California, United States and Puerto Vallarta, Mexico, as such DLS may be modified by Article 6E (Alternate Mexico Configuration; Alternate Mexico Configuration Option).

          DLS 2 means the STM-1 to STM-1 connectivity of the System between Puerto Vallarta, Mexico to Acapulco, Mexico, as such DLS may be modified by
     Article 6E (Alternate Mexico Configuration; Alternate Mexico Configuration Option).

          DLS 3 means the STM-1 to STM-1 connectivity of the System between Acapulco, Mexico to Fort Amador, Panama, as such DLS may be modified by
     Article 6E (Alternate Mexico Configuration; Alternate Mexico Configuration Option).

          DLS 4 means the STM-1 to STM-1 connectivity of the System between Fort Amador, Panama, to Grover Beach, California, United States.

          ESCROW AGENT means The Chase Manhattan Bank, N.A., in its capacity as escrow agent under the Escrow Agreement, and its successors in such capacity.

          ESCROW AGREEMENT means that Escrow Agreement to be entered into, in the event of a dispute as described in Sub-Article 5(C)(5), by and among the Contractor, the Purchaser and the Escrow Agent, substantially in the form of Exhibit D hereto, with such changes therein as are reasonably requested by the Escrow Agent, as amended modified or supplemented from time to time.

          EVENT OF DEFAULT has the meaning set forth in Sub-Article 13(A).

          EXCLUDED TAX means (i) any franchise, excess profits, net worth, capital or capital gains Tax, as well as any Tax on doing business or imposed on net or gross income or receipts (including minimum and alternative minimum Taxes measured by any items of Tax preference), but in each case excluding Taxes that are or are in the nature of sales, use, excise, license, stamp, rental, ad valorem, value added or property Taxes;
     (ii) any Taxes imposed by a jurisdiction other than one in which (a) the Contractor is or is treated as engaged in activities contemplated by or in fulfillment of the Contract or (b) the Purchaser or its affiliates has a nexus to such jurisdiction and the Tax imposed is attributable to that nexus, (iii) Taxes imposed on the Contractor as a result of Contractor's gross negligence or willful misconduct and (iv) any import duty, other import related charges, sales or use tax, VAT or property tax imposed by the United States or any political subdivision thereof or Taxing authority therein in respect of Supplies brought into the United States for testing, modification or other similar purposes prior to being installed or used outside the United States.

          EXPEDITED UPGRADE has the meaning set forth in Sub-Article 6A(L).

          FINAL COMMISSIONING REPORT has the meaning set forth in Section 7, Commissioning and Acceptance section of the Technical Volume.

          FINAL SURVEY REPORT means the final survey report described in Section 5 of the Marine Installation section of the Technical Volume.

          FOB means free on board as defined in the International Chamber of Commerce, Guide to Incoterms (1990).

          FORCE MAJEURE has the meaning set forth in Sub-Article 17(A).

          *

          *

          INDEPENDENT ENGINEER means Conexart Technologies, Inc. or a similarly qualified successor in the capacity as the engineer to the financing sources specified in Sub-Article 37(C) who has agreed to be bound by the confidentiality provisions of this Contract and who is not affiliated with a competitor of Contractor.

          INFORMATION has the meaning set forth in Sub-Article 20(A).

          INITIAL CONTRACT PRICE has the meaning set forth in Sub-Article
     4(A)(1).

          INITIAL UPGRADE PRICE has the meaning set forth in Sub-Article
     4(A)(2).

          INTELLECTUAL PROPERTY has the meaning set forth in Sub-Article 18(A).

          LANDING LICENSES means, in the United States (including St. Croix), a License to land and operate a Submarine Cable System pursuant to the Submarine Cable Landing Act, 47 U.S.C. 34-39 and, in Mexico and Panama, the comparable license which is required under Mexican and Panamanian law, respectively.

          LAWS means any laws, ordinances, regulations, rules, orders, proclamations, requirements of governmental authorities or treaties.

          MANUFACTURING MATERIALS has the meaning set forth in Sub-Article
     13(B).

          MILESTONES means, with respect to the System, exclusive of Cook's Crossing and related options, the milestones set forth in the Progress Schedule attached as Appendix 5 hereto and, with respect to Cook's Crossing and related options, the milestones set forth in the Progress Schedule attached as Appendix 7-4 hereto.

          NEXUS TAX means any Tax imposed by way of withholding in respect of or in lieu of an Excluded Tax, but only to the extent such Tax would not have been imposed but for the nexus (other than as a consequence of the activities of the Contractor) of the Purchaser or its affiliate to the jurisdiction imposing the Tax.

          NON-SHIP COSTS has the meaning set forth in Sub-Article 10(A)(2).

          NOTICE OF TERMINATION has the meaning set forth in Sub-Article 14(A).

          OPTIONAL BRANCHING UNIT shall mean a branching unit with a cable stub attached to the System off the coast of Central America, which would allow the System to be


* Material omitted and separately filed with the Commission under an application for confidential treatment.

     connected to a cable station to be located in Central America or the northwest coast of South America, as more specifically described in Section
     1.8 of the Technical Volume.

          OPTIONAL BRANCHING UNIT PRICE has the meaning set forth in Article 6C.

          OPTIONAL SYSTEM means the * additional fiber pairs placed in the same cables as the initial fiber pairs of the Base System; provided, that
                                                                --------
     there will be no additional terminal station equipment for the additional
     * fiber pairs (which will not initially be equipped with terminal station equipment) all of which is more particularly described in Section 1.8 of the Technical Volume.

          OPTIONAL SYSTEM PRICE has the meaning set forth in Sub-Article 6B.

          PARTY(IES) means either of the Purchaser and/or the Contractor, as appropriate.

          PERFORMANCE REQUIREMENTS means (i) with respect to a DLS or the System, the applicable System Performance Requirements set forth or to be developed by mutual agreement pursuant to the System Performance and Availability section of the Technical Volume, (ii) with respect to any System Upgrade, the applicable System Performance Requirements set forth in or to be developed by mutual agreement pursuant to the Technical Volume or
     (iii) in each case, such other DLS, System or System Upgrade performance levels as mutually agreed by the Parties.

          PERMITS means all Access Rights, permits, pipeline and cable crossing agreements, approvals, "no objections", permissions-in-principle, authorizations, consents, customs clearances, registrations, certificates, rights-of-way, certificates of occupancy, licenses, including without limitation, landing licenses, orders, vessel and crew authorizations/visas, permission for the operation of navigational aids and radio systems and similar authorizations necessary to complete the Work and operate and maintain the System (other than any of the foregoing (i) relating to the ownership, operation and maintenance of the System and not necessary until after the System is Ready for Final Acceptance, (ii) which is or would be needed by Purchaser to engage in any business outside the business of developing, owning and operating a submarine cable system, (iii) which is or would be needed at any time by any purchaser or lessee of capacity on the System, or (iv) the Landing Licenses provided for in Sub-Article 7(C)).

          POINT TO POINT PAIRS means the STM-1 to STM-1 connectivity between any one cable station to any other cable station in the System.

          PROVISIONING SCHEDULE means, with respect to the System, exclusive of Cook's Crossing and related options, the price schedule attached hereto in Appendix 1 and, with respect to Cook's Crossing and related options, the price schedule attached hereto in Appendix 7-1.


* Material omitted and separately filed with the Commission under an application for confidential treatment.

          PURCHASER means Pan American Crossing Ltd. and shall include its permitted successors and assigns.

          READY FOR COMMERCIAL ACCEPTANCE means

               (i)  for any DLS, that

                    (a) if the System is not at the same time also Ready for
               Commercial Acceptance, the Purchaser has consented, in its sole discretion, to accept such DLS as Ready for Commercial Acceptance,

                    (b) such DLS has the ability to carry commercial traffic
               between the two landing points of such DLS meeting performance criteria equal to twice that of ITU-T G.826 as defined in the System Performance section of the Technical Volume and has line monitoring and protection switching capability,

                    (c) Contractor has tested and provided for STM-1
               interconnectivity capability (or such other interconnectivity capability as may be mutually agreed) to the DLS terminal equipment according to ITU-T G.826,

                    (d) Contractor has substantially performed its obligations under Article 18 (Intellectual Property) then required to be performed by it, and

                    (e) all Permits are obtained for such DLS, and

               (ii)  for the System,

                    (a) that the System has the ability to carry commercial
               traffic throughout the System, and for each Point to Point Pair, (operating at 10 Gb/s per fiber pair) meeting performance criteria equal to twice that of ITU-T G.826 as defined in the System Performance section of the Technical Volume with self healing ring protection capability and per DLS protection capability, has line monitoring and per DLS protection switching capability and has network management capability (all as described in the System Description section of the Technical Volume and in Appendix 7),

                    (b) Contractor has tested and provided for STM-1
               interconnectivity capability (or such other interconnectivity capability as may be mutually agreed) to the System terminal equipment according to ITU-T G.826,

                    (c) Contractor has substantially performed its obligations under Article 18 (Intellectual Property) then required to be performed by it and

                    (d) all Permits are obtained for the System and

               (iii) for any System Upgrade, the System is Ready for Commercial Acceptance at the capacity specified for such System Upgrade.

          READY FOR FINAL ACCEPTANCE means

               (i)  for the System, that

                    (a) (I) the System has successfully and continuously (other than by reason of Force Majeure in which case the test period shall be extended for a time period equal to the time period of such Force Majeure) functioned in compliance with the System Performance Requirements during the period of ninety (90) consecutive days after the Date of Provisional Acceptance or

                         (II) if the System shall have failed to meet the System
               Performance Requirements at any time during such period (other than by reason of Force Majeure), the Contractor has corrected such failure and the System has successfully and continuously (other than by reason of Force Majeure in which case the test period shall be extended for a time period equal to the time period of such Force Majeure) functioned in compliance with the System Performance Requirements for such additional period of time not to exceed ninety (90) days (and not to end prior to the date 90 days after the Date of Provisional Acceptance) as reasonably determined by the Independent Engineer as being sufficient to confirm that such failure has been corrected and that no other failures are likely to appear and

                    (b) all deficiencies noted in the Certificate of Provisional
               Acceptance have been corrected (other than minor deficiencies which will not affect the operation of the System, in respect of which an equitable adjustment to the Contract Price will be made) and

                    (c) Contractor has complied in all material respects with
               Article 18 (Intellectual Property) and

               (ii)  for any System Upgrade, that

                    (a) (I) the System Upgrade has successfully functioned in compliance with the System Performance Requirements during the period of ninety (90) days after the Date of Provisional Acceptance of the System

               Upgrade or (II) if the System Upgrade shall have failed to meet the System Performance Requirements during such period, the Contractor has corrected such failure and the System Upgrade has successfully functioned in compliance with the System Performance Requirements for such additional period of time not to exceed ninety (90) days as reasonably determined by the Independent Engineer as sufficient to confirm that such failure has been corrected and

                    (b) all deficiencies noted in the Certificate of Provisional
               Acceptance have been corrected (other than minor deficiencies which will not affect the operation of the System, in respect of which an equitable adjustment of the Contract Price will be made) and

                    (c) Contractor has complied in all material respects with
               Article 18 (Intellectual Property).

          READY FOR PROVISIONAL ACCEPTANCE means

               (i)  with respect to any DLS,

                    (a) in the case of all DLSs, if the System is not, at the
               same time, also Ready for Provisional Acceptance, the Purchaser has consented, in its sole discretion, to accept such DLS as Ready for Provisional Acceptance,

                    (b) such DLS is complete in all material respects (and in
               any event is Ready for Commercial Acceptance),

                    (c) the results of Acceptance Testing of such DLS
               demonstrate that such DLS has satisfied the System Performance Requirements,

                    (d) Contractor has substantially performed its obligations under Article 18 (Intellectual Property) then required to be performed by it,

                    (e) all Permits are obtained for such DLS, and

               (ii) with respect to the System, the System is complete in all material respects (and in any event is Ready for Commercial Acceptance), all DLSs are Ready for Provisional Acceptance with self-healing ring protection capability and per DLS protection capability and line monitoring and network management capability (all as described in the System Description section of the Technical Volume and Appendix 7) and

               (iii) with respect to any System Upgrade, the results of Acceptance Testing of such System Upgrade demonstrate that such System Upgrade is complete in all material respects and is sufficient to realize the Performance Requirements.

          REPRESENTATIVES has the meaning set forth in Article 36(B).

          RETAINAGE means an amount equal to * of the Initial Contract Price.

          RETESTING has the meaning set forth in Sub-Article 9(B)(3).

          ROUTE SURVEY means the route survey described in the Marine section of the Technical Volume.

          SCHEDULED SYSTEM RFS DATE has the meaning set forth in Sub-Article
     9(A).

          SCHEDULED UPGRADE DATE means for any System Upgrade, the date by which the Contractor agrees such System Upgrade will be Ready for Provisional Acceptance pursuant to Sub-Article 6A(K) hereof.

          SEGMENT means Segment 1, Segment 2, Segment 3, Segment 4 or Segment 5, as the case may be.

          SEGMENT 1 means the Segment of the System from Grover Beach, California, United States to Branching Unit 1 and landing in Grover Beach in locations capable of interconnecting with major telecommunications carriers.

          SEGMENT 2 means the Segment of the System from Branching Unit 1 to Puerto Vallarta, Mexico and landing in Puerto Vallarta in locations capable of interconnecting with major telecommunications carriers, as such Segment may be modified by Article 6E (Alternate Mexico Configuration; Alternate Mexico Configuration Option).

          SEGMENT 3 means the Segment of the System from Branching Unit 1 to Branching Unit 2.

          SEGMENT 4 means the Segment of the System from Branching Unit 2 to Acapulco, Mexico and landing in Acapulco in locations capable of interconnecting with major telecommunications carriers, as such Segment may be modified by Article 6E (Alternate Mexico Configuration; Alternate Mexico Configuration Option).

          SEGMENT 5 means the Segment of the System from Branching Unit 2 to Fort Amador, Panama and landing in Fort Amador in locations capable of interconnecting with major telecommunications carriers.

          SHIP COSTS has the meaning set forth in Sub-Article 10(A)(2).

          SHIP PERIOD has the meaning set forth in Sub-Article 10(A).


* Material omitted and separately filed with the Commission under an application for confidential treatment.

          SUPPLIES means any and all materials, plant, machinery, equipment, hardware and items supplied by the Contractor under this Contract.

          SUSPENSION means a suspension in Work pursuant to Sub-Article 15(A) or 15(B).

          SYSTEM means the Base System; provided, that the term "System" shall for all purposes of this Contract, including without limitation, Sub-
     Article 9(A)(7) and Article 22, include each option listed in Articles 6B through 6D, to the extent elected by Purchaser, except to the extent expressly herein stated otherwise.

          SYSTEM PERFORMANCE REQUIREMENTS has the meaning set forth in the System Description section of the Technical Volume.

          SYSTEM UPGRADE has the meaning set forth in Sub-Article 6A(A).

          TAX means any tax, duty, levy, charge or custom (including, without limitation, any sales or use tax, VAT or octroi duty relating to the Contract items and fiscal stamps connected with Contract legalization) imposed or collected by any taxing authority or agency (domestic or foreign).

          TECHNICAL VOLUME means, with respect to the System, the Technical Volume attached hereto as Appendix 6 and, with respect to Cook's Crossing and related options, includes Appendix 7-5.

          TRANSFEREE means any entity to which purchaser assigns rights hereunder pursuant to Sub-Article 37(D) hereof.

          UPGRADE BILLING SCHEDULE means, with respect to the System, exclusive of Cook's Crossing and related options, the billing schedule attached hereto as Appendix 2A and, with respect to Cook's Crossing and related options, the billing schedule attached hereto as Appendix 7-2A.

          UPGRADE COMMISSIONING REPORT has the meaning set forth in the Commissioning and Acceptance section of the Technical Volume.

          UPGRADE OPTION PERIOD has the meaning set forth in Sub-Article 6A(B).

          UPGRADE PLAN OF WORK means, with respect to the System, exclusive of Cook's Crossing and related options, the plan of work attached hereto as Appendix 3A and, with respect to Cook's Crossing and related options, the plan of work attached hereto as Appendix 7-3A.

          UPGRADE PRICE means, for any System Upgrade, the Initial Upgrade Price for such System Upgrade, plus any variations pursuant to Article 6 (Contract Variations),

     Taxes as set forth in Sub-Article 4(B) and other adjustments to such Upgrade Price provided for in this Contract.

          UPGRADE PROVISIONING SCHEDULE means, with respect to the System, exclusive of Cook's Crossing and related options, the provisioning schedule attached hereto as Appendix 1A and, with respect to Cook's Crossing and related options, the provisioning schedule attached hereto as Appendix 7-1A.

          UPGRADE WARRANTY PERIOD has the meaning set forth in Sub-Article
     10(A).

          UPGRADE WORK means the activities and services to be performed or provided by Contractor under Article 6A (Optional Upgrades).

     *

          WARRANTY PERIOD has the meaning set forth in Sub-Article 10(A).

          WORK means all activities and services (other than the activities and services specified in this Contract to be provided by Purchaser) necessary to be performed or provided in developing, planning, designing, manufacturing, constructing, delivering, installing and testing the System, until the System is Ready for Final Acceptance, including without limitation, designating, coordinating, obtaining and paying for on behalf of Purchaser the Access Rights and obtaining all Permits except Landing Licenses. Whether or not used in conjunction with the term "Supplies", the term "Work" shall always be deemed to include the provision of the relevant Supplies, unless the context requires otherwise.

          YEAR 2000 COMPLIANT means, when used with respect to any software or materials, that such software or materials will operate accurately and, without



* Material omitted and separately filed with the Commission under an application for confidential treatment.

     interruption, accept, possess and in all manner retain full functionality when referring to, or involving, any year or date in the twentieth or twenty-first centuries.

ARTICLE 4  CONTRACT PRICE
---------  --------------

     A.  Contract Price

          1. The initial Contract Price for the Work, in United States Dollars (US$) is a fee of * (the "Initial Contract Price"). The Initial Contract Price does not include the cost of optional upgrades which are described in Article 6A (Optional Upgrades), any contract variations as provided for in Article 6 (Contract Variations), Article 6B (Optional System), Article 6C (Optional Branching Unit), Article 6D (Cook's Crossing), or any Taxes. The Initial Contract Price includes, with respect to the Base System, all charges for CIF, and all costs and expenses incurred in obtaining all Permits (including Access Rights) and includes all the Work.

          2. The Initial Upgrade Price for any Upgrade Work, in United States Dollars (US$) is the fixed fee set forth in (with respect to the System, exclusive of Cook's Crossing and related options), Appendix 2A and (with respect to Cook's Crossing and related options), Appendix 7-2A (the "Initial Upgrade Price"). No Initial Upgrade Price includes the cost of any contract variations as provided for in Article 6 (Contract Variations) or any Taxes.

          3. The Provisioning Schedule sets forth the Contractor's estimate of the breakdown of the Initial Contract Price among various aspects of the Work. If the actual cost of any aspect of the Work is greater or less than that set forth in the Provisioning Schedule, such fact shall not cause any change in the Initial Contract Price, except as set forth in Sub-Article 6(D).

          4. Without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed, the Contractor shall not arrange for any

               (a) Access Right which requires payments to be made by the Purchaser or made after the System is Ready for Provisional Acceptance or

               (b)  Permit which requires aggregate payments in excess of
                    * to be made by Purchaser or made after the System is Ready for Provisional Acceptance.

     B.  Taxes, Levies and Duties



* Material omitted and separately filed with the Commission under an application for confidential treatment.

          1. The Initial Contract Price and each Initial Upgrade Price, as stated in Sub-Article 4(A) above, excludes any Tax. The Contract Price and each Upgrade Price shall without duplication be adjusted for any Tax imposed on or in connection with this Contract (including, without limitation, the execution and delivery of this Contract, the Work, the Upgrade Work and the Supplies, but excluding any Excluded Taxes) (any such Taxes, other than Excluded Taxes, are hereinafter referred to as "Contract Taxes"). Contractor has provided a good faith estimate of the Contract Taxes payable by the Purchaser; it being understood that the Contractor shall have no liability under this Contract or otherwise to the Purchaser for any errors or omissions in such estimate or any losses arising therefrom. The Contractor shall be responsible for any Excluded Tax that might be incurred by the Contractor as well as any Tax described in clause (iv) of the definition of Excluded Tax.

          2. The Purchaser will be ultimately responsible for the payment of all Contract Taxes (including, without limitation, Contract Taxes that are VAT, octroi duties relating to Contract items and fiscal stamps, etc. connected with Contract legalizations to the authorities in their countries). In the case of any Contract Taxes paid by the Contractor, the Contractor shall submit payment on the Purchaser's behalf and Contractor will be reimbursed by the Purchaser in accordance with Article 5 (Terms of Payment by Purchaser).

          3. The Contractor agrees to use reasonable efforts including, without limitation, by registering for VAT and any applicable sales Taxes in any country, state or other jurisdiction where legally required, to cooperate with and assist Purchaser in its efforts (i) to have Supplies which are the subject of this Contract made exempt from Contract Taxes, whether in the manufacture of the Supplies or related to the importation or location or installation of the Supplies, (ii) to request revisions, drawbacks, remissions, reclassifications or the like to the jurisdictions identified by the Purchaser; or (iii) to reduce or eliminate Contract Taxes (including the provision of applicable certifications and forms) and to obtain any available refunds of Contract Taxes, provided that the Contractor shall not
                                          --------
               be required to act other than in accordance with the relevant Laws then in force. The Purchaser shall reimburse the Contractor, in accordance with Article 5, for any reasonable costs (including the reasonable fees and expenses of legal counsel, accountants and other advisors) incurred by the Contractor under this Sub-
               Article 4(B)(3) provided that Purchaser was notified and has
                               --------
               consented to the incurrence of such costs, fees and expenses. Contractor shall not be required to cooperate with and assist Purchaser in its efforts under this Sub-Article 4(B)(3) or to take any action hereunder which in the Contractor's good faith judgment would incur any costs or if in Contractor's good faith judgment it would be advisable to obtain the advice of counsel, accountants or other advisors prior to cooperating with or assisting purchaser or taking any action, unless in each case, Purchaser has agreed to reimburse Contractor under the foregoing proviso.

          4. Prior to the Date of Provisional Acceptance with respect to the System or any System Upgrade, the Contractor shall provide evidence of having made all payments for Taxes included in the Contract Price or Upgrade Price or described in clause (iv) of the definition of Excluded Taxes, other than VAT due on payments of the Contract Price or Upgrade Price made on or after the Date of Provisional Acceptance of the System or System Upgrade, which evidence shall be provided within sixty (60) days of the date of each such payment.

          5. As part of Work or any Upgrade Work, the Contractor shall obtain at its expense, on Purchaser's behalf, any import license or other official authorization and carry out all customs formalities necessary for the importation or exportation of goods in connection with such Work or Upgrade Work. The Purchaser agrees to be the Importer or Exporter of Record or designate an Importer or Exporter of Record/Consignee on its behalf. Purchaser must provide a Letter of Authorization from any third party designate stating it agrees to be the Importer or Exporter of Record on Purchaser's behalf and identify the name and address of the designated Importer or Exporter of Record.

          6. The Supplies to be installed or held on land shall be delivered to the agreed point at the named place of destination and shall be consigned to the Purchaser.

     C.  Withholding Tax

          1. If withholding for any Tax is required in respect of any payment to the Contractor, the Purchaser shall (i) withhold the appropriate amount from such payment, (ii) pay such amount to the relevant authorities in accordance with the applicable Laws and
               (iii) in the case of any such withholding in respect of a Contract Tax or a Nexus Tax and subject to the Contractor's satisfying the obligations set forth in the last sentence of this Sub-Article 4(C)(1), pay the Contractor an additional amount such that the net amount received by the Contractor is the amount the Contractor would have received in the absence of such withholding. In such a case, the Purchaser shall provide to the Contractor, as soon as reasonably practicable, a certified copy of an official tax receipt for any Tax which is retained from any payment due to the Contractor or for any Tax which is paid on behalf of the Contractor. All such receipts shall be in the name of the Contractor. The Contractor agrees to complete accurately and timely provide to the Purchaser or, if required, to the applicable taxing authority, such forms, certifications or other documents as may be requested in timely manner by Purchaser, in order to allow it to make payments to the Contractor without any deduction or withholding on account of withholding Taxes (or at a reduced rate thereof) or to receive a refund of any amounts deducted or withheld on account of withholding Taxes.

          2. If the Contractor shall become aware that it is entitled to receive a refund or credit from a relevant taxing or governmental authority in respect of a Contract Tax or Nexus Tax as to which the Purchaser has paid an additional amount pursuant to Sub-
               Article 4(C)(1) above, the Contractor shall promptly notify the Purchaser of the availability of such refund or credit and shall, within 30 days after receipt of a request by the Purchaser (whether as a result of notification that it has made to the Purchaser or otherwise), make a claim to such taxing or governmental authority for such refund or credit at the Purchaser's expense. If the Contractor receives a refund or credit in respect of a Contract or Nexus Tax as to which the Purchaser has paid an additional amount pursuant to Sub-Article 4(C)(1) above, or if, as a result of the Purchaser's payment of such additional amounts, the Contractor or any other member of an affiliated group, as defined in section 1504(a) of the Code, of which the Contractor is a member, receives a credit against Taxes imposed on its income or franchise taxes imposed on it by the country under the laws of which it is organized or any political subdivision thereof, the Contractor shall promptly notify the Purchaser of such refund or credit and shall within 30 days from the date of receipt of such refund or benefit of such credit pay over the amount of such refund or benefit of such credit (including any interest paid or credited by the relevant taxing or governmental authority with respect to such refund or credit) to the Purchaser (but only to the extent of the additional payments made by the Purchaser under Sub-Article 4(C)(1) above with respect to the Contract or Nexus Tax giving rise to such refund or credit), net of all out-of-pocket expenses of the Contractor; provided, however, that the Purchaser, upon the
                           --------  -------
               request of the Contractor, agrees to repay the amount paid over to the Purchaser (plus penalties, interest or other charges due to the appropriate authorities in connection therewith) to the Contractor in the event the Contractor is required to repay such refund or credit to such relevant authority.

ARTICLE 5  TERMS OF PAYMENT BY PURCHASER
---------  -----------------------------

     A.  General Conditions of Payment

          1. All payments shall be made and all invoices shall be rendered in US Dollars (US$). The Purchaser shall be responsible for and shall pay all costs and fees for payment, as well as the banking and wiring costs. All banking documents and correspondence must be in English.

     B.  Invoice Procedures

          1. All invoices for Work shall be submitted according to the Billing Schedule, provided, that at the time of any such Invoice the
                         --------
               relevant Milestones have been achieved. All invoices for Work shall have a certificate addressed to Purchaser in the form of Appendix 4A attached.

          2. Any Contract Variations shall be invoiced and paid in accordance with the terms of the Contract Variation as specified in Article 6 (Contract Variations).

          3. Invoices for Upgrade Work shall be submitted according to the Upgrade Billing Schedule and shall be paid in accordance with this Article 5.

          4. Invoices for amounts not described in Sub-Sections 1-3 above, which may become payable hereunder shall be submitted after applicable costs have been incurred or such other time as may be specified in this Contract. Such invoices shall be accompanied by a certificate of the Contractor explaining such amount and certifying that it is payable.

          5. The Contractor shall render all invoices to the following address or facsimile number:

                    Pan American Crossing Ltd.
                    Wessex House
                    45 Reid Street
                    Hamilton HM12
                    Bermuda
                    Facsimile:  441-296-6749/8606
                    Attn:  Robert Klug

               with a copy to

                    Conexart Technologies, Inc.
                    124 de Charante
                    Saint Lambert
                    Quebec, Canada
                    J4S 1K3
                    Facsimile: 514-466-1093
                    Attn: Mr. Martin Fournier

     C.  Payment Procedures

          1. The Purchaser shall pay the Contractor, and the Contractor shall accept payment, in accordance with this Article 5 (Terms of Payment by Purchaser).

          2. Purchaser agrees to pay an initial payment to Contractor in the amount of *. Within three business days of the time this Contract is executed and delivered by both Parties, the first portion of the initial payment, in the amount of *, shall be paid by Purchaser to Contractor. The second portion of the initial payment, in the amount of *, shall be paid by Purchaser to Contractor within 56 days of the execution and delivery of this Contract by both Parties. Failure to receive these payments shall entitle Contractor, upon 2 business days' notice to Purchaser of intent to suspend, to immediately suspend Work hereunder and, in the case of such suspension, to an equitable extension in the Scheduled System RFS Date.

          2a. In the event the Optional System is elected, Purchaser agrees to pay an initial payment to Contractor in the amount of * of the Optional System Price. Within three business days after such election, the first portion of such initial payment, in the amount of * of the Optional System Price, shall be paid by Purchaser to Contractor. The second portion of such initial payment, in the amount of * of the Optional System Price, shall be paid by Purchaser to Contractor within 56 days of the date of such election. Failure to receive these payments shall entitle Contractor, upon 2 business days' notice to Purchaser of intent to suspend, to immediately suspend Work relating to the Optional System, and, in the case of such suspension, to an equitable extension in the Scheduled System RFS Date.

          2b. In the event Cook's Crossing, and any related options as are set forth in Article 6D, is elected, Purchaser agrees to pay an initial payment to Contractor in the amount of *. Within three business days after such election, the first portion of such initial payment, in the amount of *, shall be paid by Purchaser to Contractor. The second portion of such initial payment, in the amount of *, shall be paid by Purchaser to Contractor within 56 days of the date of such election. Failure to receive these payments shall entitle Contractor, upon 2 business days' notice to Purchaser of intent to suspend, to immediately suspend Work relating to the Cook's Crossing, and, in the case of such suspension, to an equitable extension in the Scheduled System RFS Date.

          3. Invoices given to the Purchaser (and the Independent Engineer) on or before the last day of any month shall, subject to Sub-Article 5(C)(5) below, be due and payable on the last day of the next month or such other time as may be specified in this Contract; provided that invoices given to Purchaser on or before June 30,
               --------
               1998 shall be due and payable no earlier than August 31, 1998.

          4. Invoices not paid when due shall accrue late payment charges from the day, following the day, on which payment was due until the day on which it is paid. Invoices for such extended payment charges shall not be issued




* Material omitted and separately filed with the Commission under an application for confidential treatment.

               for an amount less than U.S. $1,000. Extended payment charges shall be computed at the rate of one percent (1%) per month.

          5. In the event that the Purchaser has an objection to any invoice or other payment obligation or any amount owing by Contractor to Purchaser shall not have been paid when due, the Purchaser shall promptly notify the Contractor of such objection and such amount, and the Purchaser and Contractor shall make every reasonable effort to settle promptly the dispute concerning the payment(s) in question. In the event such dispute cannot be settled, the Purchaser will have the right to withhold payment of the disputed amount(s) (or withhold from the invoice amount a sum equal to the amount purportedly owing by Contractor) so long as it deposits, in full, such disputed amount(s) into the Dispute Account.

               (a) Provided such disputed amount is placed into the Dispute Account in a timely manner, the Purchaser shall not be deemed to be in breach of or in default for failing to pay Contractor.

               (b) The Escrow Agent will distribute the disputed amount in accordance with the terms of the Escrow Agreement.

               (c) In addition, the prevailing Party shall be entitled to receive from the Dispute Account an amount equal to the interest earned by the Escrow Agent on the distributed, disputed amount, which shall be distributed by the Escrow Agent under clause (b) above.

               The Contractor and the Purchaser will share equally the costs and expenses of the Escrow Agent.

               The Contractor and the Purchaser will execute and deliver an Escrow Agreement substantially in the form of Exhibit D hereto, with such changes therein as the Escrow Agreement may reasonably request.

          6. The Purchaser shall make timely payments for that portion of the invoice not in dispute in accordance with Sub-Article 5(C) or such payments will be assessed extended payment charges as set forth in Sub-Article 5(C)(4). Pending resolution of the dispute, the Purchaser may not withhold payment (unless also subject to dispute) on any other invoice concerning different goods and/or services submitted by Contractor.

ARTICLE 6  CONTRACT VARIATIONS
---------  -------------------

     A. Either Party may request, during construction of the System or any System Upgrade, by written order, a contract variation requiring additions or alterations to, deviations or deductions from the System or System Upgrade ("Contract Variation"). If the other Party consents, in its sole discretion, this change will be formalized as an amendment to this Contract by a Contract Variation; provided, that the Contractor will not
                                          --------
unreasonably withhold its consent to a Contract Variation requested by the Purchaser; and provided further, that Purchaser will not unreasonably withhold
               ----------------
its consent to a Contract Variation requested by the Contractor so long as such Contract Variation does not affect the Contract Price, any Upgrade Price, the Scheduled System RFS Date, any Scheduled Upgrade Date, any warranties or the Performance Standards.

     B. A Contract Variation shall not become effective unless and until the price adjustment, the terms and schedule of payment and the extension of time and all other terms have been mutually agreed upon by the Parties (and the Parties shall act reasonably and in good faith in connection with all such terms) and such Contract Variation is signed by an authorized representative of each Party. Each Contract Variation shall be incorporated as an amendment to the Contract.

     C. Contractor may seek a Contract Variation for any change, after the date of execution and delivery of this Contract by both Parties, of any Law (except, and to the extent, affecting Taxes or wages) which requires a change in the Work or the Upgrade Work or affects the costs (other than wages) incurred or to be incurred by the Contractor or any combination of the foregoing and Purchaser shall agree to any such change in Work or Upgrade Work as may be required and to an equitable adjustment to the Contract Price or the applicable Upgrade Price. As of the date hereof, neither Party has Actual Knowledge of any proposed change in any Law that would require a change in the Work or the Upgrade Work.

     D. The Initial Contract Price is based on the assumptions that (i) Contractor will acquire ownership of land and build, on such land, two cable stations in Mexico and one cable station on the Pacific coast of Panama and will acquire additional land and will enlarge an existing cable station in the United States and (ii) the beach manhole to cable station distance with respect to the two cable stations in Mexico will be no more than four (4) miles in total. To the extent that such assumptions are incorrect (if, for example, the Contractor or the Purchaser shall lease space in one or more existing cable stations) both Parties will agree to an equitable adjustment, up or down, to the Contract Price and the terms and schedule of payments. The Contractor will consult with, and obtain the consent of the Purchaser (not to be unreasonably withheld or delayed) regarding the location of cable stations and whether to acquire, build, or lease such cable stations. Any lease for space in a cable station shall be reasonably satisfactory in form and substance to the Purchaser. The Initial Contract Price is also based on the assumption that the SDH low speed interconnect configuration shall be as set forth in the System Description section of the Technical Volume. Purchaser may elect to change such configuration by eliminating, replacing or adding STM-1 optical interfaces, SDH equipment, DS-3s and/or E1s, each with respect to one or more DLSs. If Purchaser makes such election, both Parties shall agree to an equitable adjustment, up or down, based on the prices set forth in the Provisioning Schedule, to the Contract Price and/or the Scheduled System RFS Date, as necessary. The equitable adjustment shall take into account the actual costs incurred by Contractor, such as costs associated with cancelling firm commitments.

ARTICLE 6A.  OPTIONAL UPGRADES
-----------  -----------------

     A. This Article includes the terms and conditions governing an option for future upgrades to the System (each a "System Upgrade") that may be exercised by Purchaser during the Upgrade Option Period.

     B.  *

     C.  *

     D.  *

     E.  *




* Material omitted and separately filed with the Commission under an application for confidential treatment.

     F.  *

     G.  *







* Material omitted and separately filed with the Commission under an application for confidential treatment.

H.  *

I.  *

J.  *

K.  *


* Material omitted and separately filed with the Commission under an application for confidential treatment.

L.  *




* Material omitted and separately filed with the Commission under an application for confidential treatment.

M.  *

ARTICLE 6B  OPTIONAL SYSTEM
----------  ---------------

A.  *

B.  *

ARTICLE 6C  OPTIONAL BRANCHING UNIT
----------  -----------------------

    *




* Material omitted and separately filed with the Commission under an application for confidential treatment.

ARTICLE 6D  COOK'S CROSSING
----------  ---------------

A.  *

B.  *



* Material omitted and separately filed with the Commission under an application for confidential treatment.

C.  *

ARTICLE 6E  ALTERNATE MEXICO CONFIGURATION; ALTERNATE MEXICO CONFIGURATION
----------  --------------------------------------------------------------
OPTION
------

A.  *


* Material omitted and separately filed with the Commission under an application for confidential treatment.

B.    *

C.    *

D.    *

ARTICLE 7  RESPONSIBILITIES FOR PERMITS  ; COMPLIANCE WITH LAWS
---------  ----------------------------  ----------------------

A. The Purchaser shall reasonably cooperate with and assist the Contractor to obtain all Permits, including Access Rights (except those specified in paragraph C below), to the extent that Purchaser's cooperation and assistance are necessary for Contractor to expeditiously and cost-efficiently obtain such Permits. The Purchaser agrees to respond promptly to any such request from Contractor. Further, the Purchaser agrees that it will not impede or interfere with Contractor's activities or Contractor's abilities to perform its obligations. Upon notice from Contractor with respect to a Permit or receipt by Purchaser of a copy of a Permit, Purchaser shall fulfill all conditions of such Permit and perform all responsibilities thereunder, except to the extent that such conditions or responsibilities are those of the Contractor under Work. Contractor will inform Purchaser as to any such conditions or responsibilities that, in the Contractor's reasonable judgment, are not ordinary and routine and obtain Purchaser's consent, which consent shall not be unreasonably withheld, thereto prior to arranging for any such Permit.


* Material omitted and separately filed with the Commission under an application for confidential treatment.

B. Subject to paragraph C below, the Contractor shall have the responsibility for obtaining, at Contractor's sole cost and expense (subject to Sub-Articles 6D(A) and 6D(B)), all Permits on Purchaser's behalf. The Contractor will cause all Permits not issued in the name of Purchaser to be assignable to Purchaser, and to be assigned to Purchaser at the time title to the System is transferred to Purchaser pursuant to this Contract. Subject to Sub-Article 4(A)(4), Purchaser shall be responsible for payment of all Permit fees and other costs and expenses due with respect to any Permit after the Date of Provisional Acceptance of the System.

C. The Purchaser shall be responsible for obtaining, at its expense, all Landing Licenses that the System requires (which shall include all Landing Licenses that Cook's Crossing requires). The Contractor will cooperate with the Purchaser in connection therewith. Purchaser shall reimburse reasonable outside counsel fees, reasonable independent consultant fees and other reasonable out-of-pocket expenses incurred by Contractor in connection with such cooperation.

D. Any delay in obtaining or failure to obtain any Permit shall constitute a Force Majeure and be treated as described in Article 17 (Force Majeure), except to the extent such delay is a result of Contractor's negligence or willful misconduct.

E. Except with respect to variations necessitated by complying with any changes, enacted after the date hereof, in any Laws (the costs with respect to which shall be borne by the Purchaser), the Contractor shall be responsible for the payment of any and all costs incurred as a result of the need to vary design, drawings, plans or procedures to comply with any of the circumstances set forth in this Article. The Contractor shall, before making any variations from the designs, drawings, plans or procedures that may be necessitated by so complying with any Laws and that would represent a material change to the overall design of the System, give to the Purchaser written notice, specifying the variations proposed to be made, and the reasons for making them. As of the date hereof, neither Party has Actual Knowledge of any proposed changes in the Laws which would necessitate any such variation.

F. The Contractor shall (i) give all notices required by any Laws to be given to any authority and (ii) perform or permit the performance by authorized persons of any inspection required by the said Laws, subject to Sub-Article 6(C).

G. Within 30 days after the date of execution of this Contract, the Contractor will prepare and deliver to the Purchaser a detailed list of Permits that to its knowledge are required to be obtained under current law in order to complete the Work and shall update such list from time to time if it becomes aware of changes in Permit requirements. Such list, as updated from time to time, shall set forth the projected dates of filing for such Permits and an estimate of when such Permits are expected to be obtained. Without limiting Contractor's liabilities in respect of Sub-Articles 7(B), Contractor shall have no liability in respect of the accuracy of the information furnished under this Sub-Article, except in the case of gross negligence or willful misconduct.

ARTICLE 8  ROUTE SURVEY
---------  ------------

A. The Contractor shall conduct the Route Survey and select the cable route for the System in accordance with the information in the Final Survey Report. Contractor shall be permitted to make changes, at its discretion, to the route selection, if necessary for operational reasons without additional cost to Purchaser.

B. Any changes to the route selection requested by Purchaser (such as a change of location for, or an addition of, a cable station) shall be treated as a Contract Variation in accordance with Article 6 (Contract Variations).

ARTICLE 9  ACCEPTANCE
---------  ----------

A.  General

1. The Acceptance Testing shall be performed by the Contractor. The Purchaser and its designated representatives (including the Independent Engineer) may observe, at their own expense, the Contractor's tests and review the test results. Purchaser may request and conduct any additional tests, at its own expense, but any delay caused by such process shall be a Force Majeure event.

2. Until the Date of Final Acceptance of the System or if a System Upgrade is requested by Purchaser, the Date of Final Acceptance of such System Upgrade, the Purchaser agrees to allow Contractor necessary access to all DLSs of the System.

3. The Purchaser shall issue a Certificate of Commercial Acceptance in accordance with the provisions of Sub-Article 9(D)(1).

4. Once a DLS of the System, the System, or a System Upgrade is Ready for Provisional Acceptance, the Purchaser shall issue a Certificate of Provisional Acceptance; provided, that it is within the Purchaser's sole discretion as to
            --------
whether to accept a DLS instead of the System.

5. Once the System or a System Upgrade is Ready for Final Acceptance, the Purchaser shall issue a Certificate of Final Acceptance.

6. The Purchaser shall not unreasonably withhold or delay issuance of a Certificate of Commercial Acceptance, a Certificate of Provisional Acceptance or a Certificate of Final Acceptance.

7. The Contractor agrees that the Date of Provisional Acceptance or Commercial Acceptance of the System will occur by February 29, 2000 (as such date may be extended under Article 6 (Contract Variations), Article 17 (Force Majeure) or otherwise under this Contract or by agreement of the Parties, the "Scheduled System RFS Date").

8. The Date of Commercial Acceptance, Provisional Acceptance and Final Acceptance, as the case may be, shall be deemed to have occurred with respect to a DLS, the System, or a

System Upgrade if a Certificate of Commercial Acceptance, a Certificate of Provisional Acceptance or a Certificate of Final Acceptance is issued with respect thereto.

B.  Notice of Acceptance or Rejection

1. Within thirty (30) days of receipt by Purchaser and Independent Engineer of the Commissioning Report or Upgrade Commissioning Report, as the case may be, the Purchaser must issue notification to the Contractor of the following:

(a)  issuance of a Certificate of Provisional Acceptance in accordance with Sub-
     Article 9(C); or

(b) rejection of a Certificate of Provisional Acceptance, but instead issuance of a Certificate of Commercial Acceptance in accordance with Sub-Article 9(D) below; or

(c) rejection of the DLS, the System or System Upgrade in its existing condition and issuance of neither a Certificate of Provisional Acceptance nor a Certificate of Commercial Acceptance, with in the case of the System or System Upgrade a written explanation of reasons for rejection (it being understood that acceptance of a DLS instead of the System is at the sole discretion of the Purchaser).

If the Purchaser (or the Independent Engineer on its behalf) fails to respond with such notification within thirty (30) days, then the Date of Provisional Acceptance of the DLS (subject to Purchaser's consent), the System or System Upgrade shall be deemed to be the date such Commissioning Report or Upgrade Commissioning Report, as the case may be, was received by the Purchaser.

2. On receipt of a notice from the Purchaser pursuant to Sub-Articles 9(B)(1)(b) or (c) above, the Contractor shall be entitled to address any disputes and explain any discrepancies to the Purchaser regarding the results of the Acceptance Testing. Unless Purchaser, for good cause, rejects such explanation, it shall issue a new notice pursuant to Sub-Article 9(B)(1) above, which shall be deemed to have been issued on the date of the original notice.

3.  In case of rejection, and if the explanation by the Contractor as in Sub-
Article 9(B)(2) above is not accepted, for good cause, by the Purchaser, the Contractor shall carry out the necessary corrective actions and will effect a new series of Acceptance Testing ("Retesting"). After receipt by Purchaser and Independent Engineer of the new Commissioning Report or Upgrade Commissioning Report, as the case may be, describing the results of Retesting, the Purchaser will be granted a new period of thirty (30) days to analyze the new Report according to the provisions of Sub-Article 9(B)(1) and any new notice of the Purchaser shall apply from the date the Purchaser receives such new Commissioning Report or Upgrade Commissioning Report, as the case may be.

C.  Provisional Acceptance

1. The Certificate of Provisional Acceptance may have annexed to it a list of any outstanding deficiencies to be corrected by the Contractor.

2. The Contractor shall, as soon as reasonably practicable, correct such deficiencies and complete the Work or Upgrade Work indicated on all such listed items so as to comply in all material respects with the requirements of this Contract, provided that the Purchaser allows Contractor the necessary access to the DLS(s) as the Contractor needs to correct such deficiencies and complete the Work or Upgrade Work. The Contractor shall give the Purchaser reasonable notice of its requirement for such access.

D.  Commercial Acceptance

1. A Certificate of Commercial Acceptance shall be issued by Purchaser with respect to a DLS, the System or System Upgrade if the results of the Acceptance Testing demonstrate that such DLS, the System or such System Upgrade does not justify the issuance of a Certificate of Provisional Acceptance, but nevertheless, such DLS, the System or such System Upgrade is Ready for Commercial Acceptance; provided, that such acceptance of a DLS instead of the
                       --------
System shall be in the sole discretion of the Purchaser.

2. Each Certificate of Commercial Acceptance shall have annexed to it a mutually agreed list of all outstanding items to be completed by the Contractor.

3. The Contractor shall, as soon as reasonably practicable, remedy the outstanding items, provided that the Purchaser allows Contractor the necessary access to the DLS(s) as the Contractor needs to remedy such outstanding items. The Contractor shall give the Purchaser reasonable notice of its requirement for such access. Notwithstanding the above, provided that Contractor has been allowed access to the DLS(s) as required in Sub-Article 9(A)(2), the Contractor shall continue to carry the risk of loss for any outstanding item until such item is no longer outstanding.

4. When the outstanding items referenced in Sub-Article 9(D)(3) above have been remedied, and the DLS(s) or System Upgrade is otherwise Ready for Provisional Acceptance, the Purchaser will promptly issue a Certificate of Provisional Acceptance; provided, that acceptance of a DLS instead of the System shall be in
            --------
the sole discretion of the Purchaser.

5. The issuance of a Certificate of Commercial Acceptance with respect to a DLS or System Upgrade shall in no way relieve the Contractor from its obligation to provide a DLS or System Upgrade conforming with the Performance Requirements at the time of the issuance of a Certificate of Commercial Acceptance.

E.  Final Acceptance

1. Within thirty (30) days of the date of receipt by Purchaser and Independent Engineer of the Final Commissioning Report, the Purchaser shall issue a Certificate of Final Acceptance or reject such Report. If the Purchaser neither issues a Certificate of Final Acceptance nor rejects such Report within such thirty (30) day period, then the Date of Final Acceptance of the System shall be deemed to be the date such Final Commissioning Report was received by the Purchaser.

F.  Title and Risk of Loss

1. If the Purchaser, in its sole discretion, chooses to accept a DLS prior to accepting the System, then upon payment of all amounts listed in the Billing Schedule with respect to a DLS (other than the Retainage with respect thereto) and the issuance of a Certificate of Commercial Acceptance or a Certificate of Provisional Acceptance with respect to such DLS by the Purchaser in accordance with this Contract, title (free and clear of all liens other than those deriving through or from the Purchaser) to such DLS shall vest in the Purchaser.

2. Upon (i) payment of all amounts listed in the Billing Schedule with respect to the System (other than the Retainage) and (ii) the issuance of a Certificate of Commercial Acceptance or a Certificate of Provisional Acceptance with respect to the System by the Purchaser in accordance with this Contract, title (free and clear of all liens other than those deriving through or from the Purchaser) to the System shall vest in the Purchaser.

3. Upon payment of the Upgrade Price with respect to a System Upgrade and the issuance of a Certificate of Commercial Acceptance or a Certificate of Provisional Acceptance with respect to such System Upgrade by the Purchaser in accordance with this Contract, title to such System Upgrade shall vest in the Purchaser.

4. As from the date of vesting of title in a DLS, the System or a System Upgrade, the Purchaser shall, except as set forth in the following sentence, assume the risk of loss in respect of all parts of such DLS, the System or System Upgrade and responsibility for its maintenance. As stated in Sub-Article 9(A)(2), the Contractor will be allowed access to such DLS, and, so long as the Contractor has been allowed access to such DLS as may be required, the Contractor shall continue to carry the risk of loss with respect of each item outstanding under Sub-Article 9(C)(1) and 9(D)(2) until such item is no longer outstanding.

ARTICLE 10  WARRANTY
----------  --------

A. The Contractor warrants that the System and each System Upgrade, including its spares, shall be free from defects in supplies, workmanship and design for a period of * commencing from the Date of Provisional Acceptance of the System or such System Upgrade, as the case may be, (hereinafter "Warranty Period" and "Upgrade Warranty Period"), with Ship Costs being covered for the first * of the Warranty Period (the "Ship Period") and the Purchaser being responsible for all Ship Costs thereafter.

1. During the Warranty Period for the System or the Upgrade Warranty Period for a System Upgrade, the Contractor shall make good, by repair or replacement, at its sole option, any defects in the System or such System Upgrade, as the case may be, including any spares, which may become apparent or be discovered due to imperfect workmanship, faulty design or faulty material supplied by the Contractor, or any act, neglect or omission on the Contractors part.




* Material omitted and separately filed with the Commission under an application for confidential treatment.

(a) If at any time within the Warranty Period or the Upgrade Warranty Period for a System Upgrade any defect occurs which causes the System or such System Upgrade, as the case may be, to fail to meet its overall Performance Requirements, the Contractor shall repair or replace such part or parts. In making such repairs, Contractor may make changes to the System or such System Upgrade, as the case may be, or substitute equipment of later or comparable design, provided the changes, modifications, or substitutions under normal and proper use do not cause the System or such System Upgrade as the case may be to fail to meet the Performance Requirements.

(b) The Contractor shall use reasonable efforts to minimize the period of time that any DLS or the System is out of service for testing and repair. The Purchaser agrees to cooperate with the Contractor to facilitate the Contractor's repair activity.

(c) It is understood that if there is a problem on the System, the Purchaser may immediately dispatch the maintenance authority to effect repairs. If and to the extent that such problem is determined to be caused by a defect in the System covered by this warranty, the Contractor shall reimburse the Purchaser for its actual Non-Ship Costs incurred and, with respect to any such repair relating to a defect identified in good faith by Purchaser in writing prior to the end of the Ship Period, actual Ship Costs incurred.

(i) The Contractor shall be given advance notice and be entitled to have a representative on board ship to observe at sea repairs and shall be given the earliest possible notice of any such repair.

(ii) Subject to the foregoing and to Sub-Article 10(D), any repair by the Purchaser shall not in any way diminish the Contractor's obligation under the warranty. Any equipment discovered to be defective or faulty and recovered during a warranty repair shall be returned to the Contractor at its request.

(d) In the event that the Contractor fails to make the repair or to make reasonable efforts to minimize the period of time that the System is out of service for repair, the Purchaser may repair the System or the System Upgrade and the Contractor shall reimburse the Purchaser for Non-Ship Costs and, with respect to any such repair relating to a defect identified in good faith by Purchaser in writing prior to the end of the Ship Period, Ship Costs.

(i) The Contractor shall be given advance notice and be entitled to have a representative on board ship to observe at sea repairs and shall be given the earliest possible notice of any such repair.

(ii) Subject to the foregoing, any repair by the Purchaser shall not in any way diminish the Contractor's obligation under the warranty. Any equipment discovered to be defective or faulty and recovered during a warranty repair shall be returned to the Contractor at its request.

2. Contractor shall bear the Ship Costs of only those repairs of the defects identified in good faith by Purchaser in writing prior to the end of the Ship Period. However, the Contractor shall bear the Non-Ship Costs of each repair, replacement or improvement required during the Warranty Period.

As used herein, "Ship Cost" means the costs of operating a vessel, including but not limited to running and standing charges for the vessel (including but not limited to labor charges for the vessel's crew, at sea insurance, port charges, fuel and lube oils, consumables, cable loading, cable unloading, navigation and maritime communications) as well as the costs associated with the use and operation of a remotely operated vehicle and the tracked self-propelled burial tool, and "Non-Ship Costs" means the costs of making a repair, including the cost of components, equipment or materials requiring replacement, the cost of any additional equipment necessary to effect the repair, the cost of making the repair, including the cost of reburying any previously buried portion, the cost of labor and engineering assistance or development required to make the repair and all necessary associated costs, such as, but not limited to, shipping and customs and services that may be required to make the repair, but excluding any of the foregoing which are Ship Costs.

3. The Contractor shall effect all warranty repairs of the System and shall supply all necessary repair materials. However, the Contractor may use, with the consent of the Purchaser, which shall not be unreasonably withheld, the materials needed to effect a repair from the Purchaser's available spare materials. The Contractor shall promptly replace in kind such materials supplied from the Purchaser's spare materials, or at the option of the Purchaser, reimburse the Purchaser for such materials at its original purchase price. The replacement of or reimbursement for such materials shall be made at a time mutually agreed to by the Purchaser and the Contractor.

4. The Contractor warrants that services furnished hereunder will be performed in a workmanlike manner using materials free from defects except when such materials are provided by the Purchaser (it being understood that all materials arranged for directly by Contractor, whether or not purchased in the name of Purchaser, are not materials provided by the Purchaser). If such services prove to be not so performed and Purchaser notifies the Contractor within six (6) months from the completion of the service, the Contractor will promptly correct the defect.

5. Any part which replaces a defective part during the applicable Warranty Period or Upgrade Warranty Period, shall be subject to the remaining Warranty Period and Ship Period, if any, or Upgrade Warranty Period, as the case may be, of the part which was replaced. However, the Warranty Period shall never exceed
* from the Date of Provisional Acceptance of the System and the Upgrade Warranty Period for any System Upgrade shall never exceed * from the Date of Provisional Acceptance of such System Upgrade. Further, Ship Costs shall be included only with respect to defects identified in good faith by Purchaser in writing during the first * from the Date of Provisional Acceptance of the System.

B.  *




* Material omitted and separately filed with the Commission under an application for confidential treatment.

C. The Contractor warrants that all Deliverable Software and Deliverable Technical Materials are Year 2000 Compliant.

D. The warranties provided above in Sub-Articles 10(A) and (B) by the Contractor shall not apply to defects or failures of performance, which result from damage caused by acts or omissions of the Purchaser or its agents, employees or representatives or third parties (other than the Contractor), or which result from modifications, misuse, neglect, accident or abuse, repair, storage or maintenance by other than the Contractor or its agents or use in a manner not in accordance with the System Description or other causes set forth in Article 12 (Purchaser's Obligations) or Article 17 (Force Majeure).

E. THE FOREGOING WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WHICH ARE SPECIFICALLY DISCLAIMED. THE PURCHASER'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO DEFECTS COVERED BY THE FOREGOING WARRANTY SHALL (EXCEPT AS SET FORTH IN SUB-ARTICLE B ABOVE) BE THE CONTRACTOR'S OBLIGATION TO MAKE REPAIRS OR REPLACEMENTS AS SET FORTH IN THIS ARTICLE; PROVIDED, THAT CONTRACTOR'S FAILURE TO SO PERFORM SHALL BE SUBJECT TO
         --------
ARTICLE 13 HEREOF.

F. The Contractor shall, in accordance with its normal operating practices, investigate any defective part or parts repaired or replaced pursuant to this
Article 10 to determine the type of defect and the cause of failure of the part or parts. The Contractor shall provide a written report to the Purchaser on the results of the investigation, if any.

G. Contractor warrants that the System and the Optional Branching Unit and/or the Cook's Crossing Branching Unit, as applicable, shall be designed in a manner
(i) adequate to support, without modification to the System, any extension constructed by Contractor from the applicable branching unit and (ii) such that any extension will have performance equal to or better than the System; provided that (i) and (ii) are contingent upon each such extension falling within the applicable distance parameters set forth in Appendix 6 (Technical Volume) and Appendix 7 (Cook's Crossing Appendix).

ARTICLE 11  CONTRACTOR SUPPORT
----------  ------------------

A. For a period of ten (10) years from the applicable Date of Provisional Acceptance or Date of Commercial Acceptance of the System whichever is earlier, the Contractor will make available to the Purchaser replacement parts and repair service for the System as may be reasonably necessary for its operation, maintenance or repair. Where identical parts cannot be supplied, the Contractor shall provide fully compatible parts with characteristics equal or superior to those originally provided by the Contractor. Such parts and services shall be provided under commercially reasonable conditions of price and delivery.

B. Notwithstanding Sub-Article 11(A), if for any reason the Contractor or Contractor's suppliers intend to cease or ceases manufacturing or having manufactured identical or fully compatible replacement parts, the Contractor shall use reasonable efforts to give one year's prior written notice to the Purchaser to allow the Purchaser to order from the Contractor any required replacement parts and shall provide full details of the arrangements to provide equivalents.

ARTICLE 12  PURCHASER'S OBLIGATIONS
----------  -----------------------

A. Purchaser agrees to pay all amounts payable by it when due under this Contract and to perform all of its other obligations under this Contract.

B. In the event the Purchaser establishes a branch office in any of the relevant jurisdictions, the Purchaser shall be solely responsible to perform all activities necessary to establish such branch office.

C. If any loss, damage, delay or failure of performance of the System or a System Upgrade results from the Purchaser's failure to perform its obligations under this Contract and results in an increase in the costs of performance or the time required for performance of any of the Contractor's duties or obligations under this Contract, the Contractor shall be entitled, as appropriate, to (i) an equitable adjustment in the Contract Price or applicable Upgrade Price, (ii) an equitable extension of time for completion of its Work or the Upgrade Work, (iii) reimbursement for all such additional costs incurred, and (iv) to the extent necessary in light of Purchaser's failure and the adjustments made in accordance with clauses (i), (ii) and (iii) above, an equitable adjustment of the Work and/or Upgrade Work.

1. The Contractor shall inform the Purchaser promptly of any occurrence covered under this Sub-Article 12(C), and shall use reasonable efforts to minimize any such additional costs or delay.

2. The Contractor shall promptly provide to the Purchaser an estimate of the anticipated additional costs and time required to complete the Work or Upgrade Work and request relief from contractual obligations or duties, as appropriate. Purchaser shall, upon notification, make advance payment to Contractor for the estimated amount of anticipated additional costs; provided that Purchaser may
                                                  --------
deposit such amount into the Dispute Account and Sub-Article 5(C)(5) shall apply. Contractor shall without limiting Purchaser's obligations in the foregoing sentence, discuss such costs with Purchaser upon Purchaser's request.

3. As soon as reasonably practicable after the actual costs become known to the Contractor, the Contractor shall provide a statement of such actual costs to the Purchaser.

4. If the estimated amount is greater than the amount of actual costs, then the Contractor shall reimburse the Purchaser. If the amount of actual costs incurred is greater than the estimated amount, then the Purchaser shall reimburse the Contractor for any shortfall in accordance with Article 5 (Terms of Payment of Purchaser).

ARTICLE 13  TERMINATION FOR DEFAULT
----------  -----------------------

A. Either Party may, by written Notice of Termination for Default, immediately upon receipt or such later date as specified in the notice, terminate the whole or any part of this Contract in any one of the following circumstances (each an "Event of Default"):

1. In the case of the Purchaser, (a) if Contractor materially fails to comply with the terms and conditions of this Contract and, if such failure occurs prior to the Date of Commercial Acceptance or the Date of Provisional Acceptance, it would not be reasonable to believe that the Contractor will be able to provide the System which is Ready for Provisional Acceptance, within 200 days after the Scheduled System RFS Date or (b) the Contractor fails to cause the System to be Ready for Commercial Acceptance or Provisional Acceptance within 200 days after the Scheduled System RFS Date;

2. If the other Party defaults on any of its payment obligations and does not cure such default within a period of thirty (30) days (or such longer period as the non-breaching Party may authorize in writing) after receipt of written notice demanding cure (subject to dispute provisions);

3. If the other Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

4. If an involuntary case or other proceeding shall be commenced against the other Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the other Party.

B. If this Contract is terminated by the Purchaser as provided in Sub-Article 13(A), the Purchaser, in addition to any other rights provided in this Article and upon payment to Contractor of all monies due and owing as set forth in clauses 1 and 2 of Sub-Article 13(C) below, may require the Contractor to transfer title and deliver to the Purchaser in the manner and to the extent directed by the Purchaser any completed equipment, material or supplies, and such partially completed cable and materials, parts, tools, dies, jigs, fixtures, plans, drawings, information, and contract rights (hereinafter collectively "Manufacturing Materials") as the Contractor has had specifically produced or specifically acquired for the performance of such part of this Contract as has been terminated and which, if this Contract had been completed, would have been required to be furnished to the Purchaser; and the Contractor shall, upon the direction of the Purchaser, protect and preserve property in the Contractor's possession in which the Purchaser has an interest.

C. If the Contract is terminated by Contractor as provided in Sub-Article 13(A), the Purchaser shall pay, in addition to any other damages payable pursuant to Sub-Article 13(E) below, the total of:

1. the cost of settling and paying claims rising out of the termination of Work under the contracts in orders, as provided in Sub-Article 13(C)(2) below which are properly chargeable to the terminated portion of this Contract; and

2. the reasonable costs of settlement including accounting, legal, clerical and other expenses necessary for the preparation of settlement claims and supporting data with respect to the terminated portion of this Contract and for termination and settlement of contracts thereunder, together with reasonable storage, transportation and other costs incurred in connection with the protection, preservation and disposition of property proper to this Contract.

D. Force Majeure events pursuant to Article 17 (Force Majeure) shall not constitute a default or provide a basis for termination under this Article.

E. Regardless of any termination of this Contract as provided in Sub-Article 13(A), neither Party shall be relieved from any liability for damages or otherwise which may have been incurred by reason of any breach of this Contract.

F. Without limitation to the foregoing, in the event that Purchaser terminates this Contract pursuant to Sub-Article 13(A), the Contractor shall be liable to Purchaser (without duplication) for the total of all costs and expenses reasonably incurred by Purchaser in completing the Work or in correcting deficiencies in the Work to the extent that the payments made to Contractor pursuant to this Contract, together with such costs and expenses, exceed the Contract Price.

ARTICLE 14  TERMINATION FOR CONVENIENCE
----------  ---------------------------

A. The performance of Work under this Contract may be terminated by the Purchaser in whole, or in part, at its discretion. The Purchaser shall deliver to the Contractor a written notice specifying the extent to which performance of Work under this Contract is terminated, and the date upon which such termination becomes effective (a "Notice of Termination"). Upon termination, the Purchaser will make payment to Contractor of all monies due and owing as set forth in Sub-Article 14(D) below.

B. After receipt of such Notice of Termination, and except as otherwise directed by the Purchaser, the Contractor shall:

1. Stop Work under this Contract on the date and to the extent specified in the Notice of Termination;

2. Place no further orders or contracts for materials, services or facilities except as may be necessary for completion of such portion of Work under this Contract as is not terminated;

3. Use reasonable efforts to terminate all orders and contracts to the extent that they relate to the performance of Work terminated by the Notice of Termination;

4. Assign to the Purchaser, in the manner, at the time, and to the extent directed by the Purchaser, all of the Contractor's rights, title and interest under the orders and contracts so terminated;

5. Use reasonable efforts to settle all outstanding liabilities and all claims arising out of such termination of orders and contracts, with the Purchaser's approval or ratification to the extent required;

6. Transfer title and deliver to the Purchaser in the manner, at the time and to the extent (if any) directed for the fabricated or unfabricated parts, work in process, completed work, supplies and other material produced as a part of, or acquired in connection with, the performance of the Work terminated by the Notice of Termination;

7. Use reasonable efforts to sell, in the manner, at the time, to the extent and at the price or prices directed or authorized by the Purchaser, any property of the types referred to in Sub-Article 13(B)(6) above provided, however, that
                                                       --------  -------
the Contractor:

(a)  shall not be required to extend credit to any buyer; and

(b) may acquire any such property under the conditions prescribed by and at a price approved by the Purchaser;

and provided further that the net proceeds of any such transfer or disposition
    -------- -------
shall be applied in reduction of any payments to be made by the Purchaser to the Contractor under this Contract or, if no such payments are due, paid in such other manner as the Purchaser may direct;

8. Complete performance of such part of the Work which was not terminated by the Notice of Termination; and

9. Take such action as may be necessary, or as the Purchaser may reasonably direct, for the protection and preservation of the property related to this Contract which is in the Contractor's possession and in which the Purchaser has acquired or may acquire an interest.

C. After such Notice of Termination, the Contractor shall submit to the Purchaser a written termination claim. Such claim shall be submitted promptly, but, unless otherwise extended, in no event later than six months from the effective date of termination.

D. In the settlement of any such partial or total termination claim, the Purchaser shall pay to the Contractor the total of:

1. all amounts invoiced in accordance with the Contract plus, for Work or Supplies which have been done or provided but which have not been invoiced, an amount calculated by reference to the prices set forth in the Provisioning Schedule and to the amount of such Work or Supplies done or provided;

2. the cost of settling and paying claims arising out of the termination of Work under the contracts in orders, as provided in Sub-Article 14(D)(4) below which are properly chargeable to the terminated portion of this Contract; and

3. the reasonable costs of settlement including accounting, legal, clerical and other expenses necessary for the preparation of settlement claims and supporting data with respect to the terminated portion of this Contract and for termination and settlement of contracts thereunder, together with reasonable storage, transportation and other costs incurred in connection with the protection and disposition of property proper to this Contract.

E. In arriving at the amount due to the Contractor under this Article 14, all unliquidated payments made to the Contractor, any liability which the Contractor may have to the Purchaser, and the agreed price for, or the proceeds of sale of any materials, supplies or other things acquired by the Contractor or sold, pursuant to the provisions of this Article 14, and not otherwise recovered by or credited to the Purchaser shall be deducted.

F. The Purchaser may, from time to time, under such terms and conditions as they prescribe approve partial payments and payments on account against costs incurred by the Contractor in connection with the terminated portion of this Contract. If such payments total in excess of the amount finally agreed or determined to be due under this Article 14, such excess shall be refunded, upon demand, by the Contractor to the Purchaser.

G. For a period of one year after final settlement under this Contract, the Contractor shall preserve and make available to the Purchaser at reasonable times at the Contractor's office, but without direct charge to the Purchaser, all supporting books, records and documents required to be kept relating to the terminated Work.

ARTICLE 15  SUSPENSION
----------  ----------

A. The Purchaser may, at its convenience, order the Contractor to suspend all or part of the Work for such period of time as the Purchaser determines to be appropriate. If, as a result of such Suspension, the Contractor incurs additional costs or losses in the discharge of its responsibilities under this Contract, and where such suspension, losses or costs are not caused by the Contractor's act or omission and could not have been reasonably prevented by the Contractor, the Contractor shall be allowed an equitable adjustment to the Contract Price or the Provisioning Schedule in Appendix 1 and an equitable extension in the time required for performance.

B.  Upon the occurrence of:

(i)   an Event of Default by the Purchaser;

(ii) any transfer prior to the Date of Final Acceptance of any portion of the System except in accordance with Article 37; or

(iii) any supplement executed by a Transferee shall not be in full force and effect;

the Contractor, in addition to any other rights provided in Article 13, may suspend performance of its obligations and all Work and (in the case of clause
(i)) Upgrade Work.

C. Every thirty (30) days, or such shorter period as the Parties shall mutually agree, during the period of Suspension, the Parties shall meet formally and review the circumstances surrounding the Suspension including without limitation, the anticipated date of re-commencing Work.

D. Thereafter, if the Suspension continues for a total of one hundred and eighty (180) days, the Contractor may terminate the Contract by notice to the Purchaser and the Contract shall be deemed to have been terminated by Purchaser, effective on the date of Contractor's notice, in accordance with Sub-Article 13(A) and the remaining provisions of Article 13 shall apply.

ARTICLE 16  TITLE AND RISK OF LOSS
----------  ----------------------

A. Except as provided in Article 18 (Intellectual Property), Article 20 (Safeguarding of Information and Technology) and Article 21 (Export Control), title to all Supplies provided by the Contractor hereunder for incorporation in or attachment to a DLS shall pass to and vest in the Purchaser in accordance with Article 9 (Acceptance). Risk of loss or damage to all Supplies provided by the Contractor for incorporation in or attachment to such DLS shall pass to and vest in the Purchaser in accordance with Article 9. Upon termination of this Contract pursuant to Article 13 (Termination for Default) or 14 (Termination for Convenience), the Purchaser may require, upon full payment of all amounts due thereunder (provided that, without limiting Purchaser's obligation to make any
            --------
such payment, if this Contract is terminated by Purchaser because of a Bankruptcy Event full payment shall not be required prior to the transfer of title), that title to the equipment, materials and supplies, which has not previously passed to the Purchaser, pass to the Purchaser, free and clear of all liens, claims, charges and other encumbrances other than those deriving through Purchaser.

B. Upon the passage of title in accordance with the terms of Article 13 (except a transfer described in the proviso of the last sentence of Sub-Article 16(A)), the Contractor warrants that all parts, materials, and equipment to which title has passed will be free and clear of all liens, claims, charges and other encumbrances other than those deriving through the Purchaser.

ARTICLE 17  FORCE MAJEURE
----------  -------------

A. The Contractor shall not be responsible for any loss, damage, delay or failure of performance resulting directly or indirectly from any cause which is beyond its reasonable control ("Force Majeure"), including but not limited to: delay in obtaining or failure to obtain any Permits (subject to the provisions of Sub-Article 7(D)); acts of God or of the public enemy; acts or failure to act of any governmental authority; war or warlike operations, civil war or commotion, mobilizations or military call-up, and acts of similar nature; revolution, rebellions, sabotage, and insurrections or riots; fires, floods, epidemics, quarantine restrictions; strikes, and other labor actions; freight embargoes; unworkable weather; trawler or anchor damage; damage caused by other marine activity such as fishing, marine research and marine development; acts or omissions of transporters; or the acts or failure to act of any of the Purchaser, of its representatives or agents, provided that (i) a loss by
                                             --------
Contractor of employees (other than by reasons of Force Majeure), (ii) strikes and other labor actions involving the Contractor's own work force, (iii) the first 5 days of unworkable weather (unless any such day occurs during the 30 days immediately preceding the then Scheduled System RFS Date), (iv) the failure (other than by reason of force majeure) of any subcontractor, supplier or transporter to perform its obligations to Contractor (including on account of insolvency) unless such supplies or transportation or other services are generally unavailable in the marketplace, (v) the unavailability of any raw materials or components, unless such raw materials or components are generally unavailable in the marketplace or are unavailable by reason of force majeure or
(vi) any increase in Contractor's costs, shall not in and of itself constitute Force Majeure.

B. If any such Force Majeure causes an increase in the time required for performance of any of its duties or obligations, the Contractor shall be entitled to an equitable extension of time for completion of the Work or the Upgrade Work, as the case may be.

C. Increase in cost due to Purchaser will be as provided for in Article 12, Purchaser's Obligations.

D. The Contractor shall inform the Purchaser promptly with written notification, and in all cases within fourteen (14) days of discovery and knowledge, of any occurrence covered under this Article and shall use its reasonable efforts to minimize such additional delays. The Contractor shall promptly provide an estimate of the anticipated time required to complete the Work or the Upgrade Work. Contractor shall be entitled to an extension of time equal to at least one day for each day of delay resulting from the Force Majeure condition.

E. Within thirty (30) days of receipt of such a notice from Contractor, the Purchaser and the Independent Engineer may provide a written response. The absence of a response shall be deemed as acceptance of Contractor's notice and request for additional time.

F. If a Force Majeure continues for a total of two hundred (200) days, either Party may terminate the Contract by notice to the other and the Contract shall be deemed to have been terminated by Purchaser, effective on the date of the terminating Party's notice, in accordance with Sub-Article 14(A) and the remaining provisions of Article 14 shall apply to such termination.

ARTICLE 18  INTELLECTUAL PROPERTY
----------  ---------------------

A.  Ownership

All right, title, and interest in and to all Intellectual Property (excluding Project Patent Rights) created or developed by Contractor in the course of its performance under this Contract that is (a) specifically and exclusively applicable to the System or a System Upgrade; and (b) either (i) embodied in Deliverable Technical Material (as that term is defined in Sub-Article 18(B) below) or (ii) embodied in the System or a System Upgrade (the "Project Intellectual Property"), is and shall remain the sole property of Purchaser.
All right, title and interest in and to all Intellectual Property created or developed by Contractor before commencing its performance under this Contract, or created or developed by Contractor exclusively in connection with activities other than its performance under this Contract, or created or developed by Contractor in the course of its performance under this Contract that is not Project Intellectual Property, and all Project Patent Rights (collectively, the "Contractor Intellectual Property"), is and shall remain the sole property of Contractor. Unless otherwise expressed in this Contract, no license is implied or granted herein to Purchaser to any Contractor Intellectual Property by virtue of this Contract, nor by the transmittal or disclosure of any such Contractor Intellectual Property to Purchaser. Any Contractor Intellectual Property disclosed, furnished, or conveyed to Purchaser that is marked as "Proprietary" or "Confidential" (or if transmitted orally is identified as being proprietary or confidential in a subsequent writing) shall be treated in accordance with the provisions of Article 20 (Safeguarding of Information and Technology). As used herein, "Intellectual Property" means any information, computer or other apparatus programs, software, specifications, drawings, designs, sketches, tools, market research or operating data, prototypes, records, documentation, works of authorship or other creative works, ideas, concepts, methods, inventions, discoveries, improvements, or other business, financial and/or technical information (whether or not protectable or registrable under any applicable intellectual property law). As used herein, "Project Patent Rights" means all inventions, discoveries, methods and improvements of a patentable nature created or developed by Contractor in the course of its performance under this Contract. Project Intellectual Property will include the materials to be listed in a Schedule to be created mutually by the Parties within thirty (30) days of execution of this Contract, as it may be amended from time to time by mutual agreement of the Parties.

B.  Licenses

Contractor shall furnish to Purchaser, upon the transfer of title to any portion of the System or a System Upgrade pursuant to Article 9, copies of all technical information, specifications, drawings, designs, sketches, tools, operating data, records, documentation and/or other types of engineering or technical data or information reasonably relating to the operation, maintenance or repair of each component of such portion of the System or System Upgrade as delivered by Contractor (the "Deliverable Technical Material"). Contractor grants to Purchaser a perpetual, royalty-free, non-transferable (except under the circumstances specified in Sub-Article 18(F) below) license to use and reproduce those Deliverable Technical Materials owned, controlled, or developed by Contractor and all Contractor Intellectual Property included in or necessary to use all the Deliverable Technical Materials for purposes of fulfilling Purchaser's obligations under this Contract and using and operating the System (as upgraded by any System Upgrades) supplied by Contractor with the right to employ third parties (under appropriate written obligations respecting confidentiality) to assist Purchaser in fulfilling its obligations under this Contract and in using and operating the System (as upgraded by any System Upgrades), but with no right to sublicense. Contractor grants to Purchaser a perpetual, royalty-free, non-transferable (except under the circumstances specified in Sub-Article 18(F) below) license to use and reproduce those portions of Deliverable Technical Materials owned or controlled by third parties (but only to the extent of any rights which may have been granted to Contractor by such third parties) for the purpose of fulfilling Purchaser's obligations under this Contract and using and operating the System supplied by Contractor with the right to employ third parties (under appropriate written obligations respecting confidentiality) to assist Purchaser in fulfilling its obligations under this Contract and in using and operating the System (as upgraded by any System Upgrades), but with no right to sublicense. Except as set forth in this provision, no license under Contractor's patents, copyrights, trade or service marks, trade secrets or other intellectual property rights protectable under law in the United States or any foreign country is granted to Purchaser. It is expressly understood that it shall not be a violation of this license for Purchaser, on its own behalf or through third parties (under appropriate written obligations respecting confidentiality) specifically employed for the purpose, to use and reproduce Deliverable Technical Material that is not Project Intellectual Property to modify the System (as upgraded by any System Upgrades) or connect the System (as upgraded by any System Upgrades) to other systems, provided that Purchaser may not use the Deliverable Technical Materials that is not Project Intellectual Property in achieving such modification or interconnection for any purpose other than determining the technical configuration, systems interface and/or interoperability requirements of the System (as upgraded by any System Upgrades) as delivered by Contractor (subject to the rights of third parties therein and thereto), and subject to the limitations on Contractor's obligations as set forth in Articles 10(D) and 19(A) concerning any such modification or interconnection.

C.  Deliverable Software

Contractor shall furnish to the Purchaser, upon transfer of title to any portion of the System or System Upgrade pursuant to Article 9, copies of all computer or other apparatus programs and software, in executable form, and related documentation relating to the operation, maintenance, or repair of the computer systems of such portion of the System or System Upgrade, as the case may be, as delivered by Contractor (the "Deliverable Software"). In the case of Contractor Intellectual Property, such copies of programs and software shall consist solely of executable code provided in offline media (e.g., tapes, or diskettes) for restoration purposes, sufficient to operate, maintain or repair the computer systems of such portion of the System or System Upgrade, as the case may be, as delivered by Contractor, and in the case of Project Intellectual Property, such programs and software shall be delivered in both source and object code forms.

Contractor shall furnish to Purchaser, from time to time during the Warranty Period or any Upgrade Warranty Period, copies of all computer or other apparatus programs and software, in executable form (and in the case of Project Intellectual Property, in source code form), and related documentation that Contractor may develop to correct errors or to maintain Deliverable Software previously furnished to Purchaser, which shall also be treated as Deliverable Software for purposes of this Contract upon delivery thereof to Purchaser. Contractor grants to Purchaser a perpetual, royalty-free, non-transferable (except under the circumstances specified in Sub-Article 18(F) below) license to use and reproduce the Deliverable Software Materials owned, controlled, or developed by Contractor for the purpose of fulfilling Purchaser's obligations under this Contract and using and operating the System (as upgraded by any System Upgrades) supplied by Contractor with the right to employ third parties (under appropriate written obligations respecting confidentiality) to assist Purchaser in fulfilling its obligations under this Contract and in using and operating the System (as upgraded by any System Upgrades), but with no right to sublicense. Contractor grants to Purchaser a perpetual, royalty-free, non-transferable (except under the circumstances specified in Sub-Article 18(F) below) license to use and reproduce those portions of Deliverable Software owned or controlled by third parties (but only to the extent of any rights which may have been granted to Contractor by such third parties) for the purpose of fulfilling Purchaser's obligations under this Contract and using and operating the System (as upgraded by any System Upgrades) supplied by Contractor with the right to employ third parties (under appropriate written obligations respecting confidentiality) to assist Purchaser in fulfilling its obligations under this Contract and in using and operating the System (as upgraded by any System Upgrades), but with no right to sublicense. These licenses shall be limited to the right to use Deliverable Software that is not Project Intellectual Property only with the particular type of computer equipment or substantially similar replacement equipment for which such Deliverable Software was provided in the System (as upgraded by any System Upgrades) as supplied by Contractor.

1.  Confidentiality

Purchaser shall keep the Deliverable Software that is not Project Intellectual Property confidential in accordance with Article 20 (Safeguarding of Information and Technology) and Article 21 (Export Control) to the extent that such Deliverable Software is designated as Confidential Information by its owner and agrees to use its best efforts to see that its employees, consultants, and agents, and other users of such software, comply with the provisions of this Contract. Purchaser also agrees to refrain from taking any steps, such as reverse assembly or decompilation, to derive a source code equivalent of any object code that is furnished by Contractor, provided that Contractor continues to maintain the Deliverable Software that is not Project Intellectual Property in accordance with the terms of a support and maintenance agreement to be entered into on such terms to be agreed upon by the Parties, which terms shall in all events contain assurances of support and maintenance at least as favorable to Purchaser as those contained in the Operating, Administration and Maintenance Agreement concerning AC-1 or is willing and able to enter into an agreement to maintain the Deliverable Software upon terms reasonably comparable to the pertinent terms of the initial agreement to be entered into by the Parties with regard to support and maintenance after the expiration or termination thereof or does not go insolvent or bankrupt to thereby *. In the case of insolvency or bankruptcy of Contractor, Purchaser shall limit any derivation of a source code equivalent to that portion of the Deliverable Software that is


* Material omitted and separately filed with the Commission under an application for confidential treatment.

Contractor Intellectual Property. Purchaser shall not under any circumstances take any steps to derive a source code equivalent from that portion of the Deliverable Software comprising commercial, off-the-shelf software developed or provided by third parties.

2.  Backup Copies

Purchaser may make and retain two archive copies in executable form of the Deliverable Software that is not Project Intellectual Property. Any copy will contain the same copyright notice and proprietary markings as are on the original software and shall be subject to the same restrictions as the originals.

3.  Termination of Software Licenses

In the event of (i) use by the Purchaser of Deliverable Software that is not Project Intellectual Property in a manner other than that permitted in Sub-
Article 18(C) or (ii) any other material breach of this Article 18 by Purchaser that in either event is not cured within sixty (60) days from receipt by Purchaser of written notice of such impermissible use or breach, Contractor, at its option, may terminate the rights granted to Purchaser pursuant to this Article, upon written notice to Purchaser, which termination shall take effect no sooner than sixty (60) days following receipt by Purchaser of a subsequent written notice of termination. Upon termination, Purchaser shall either return or destroy, at Contractor's option, all copies of Deliverable Software that is not Project Intellectual Property furnished under this Contract.

4.  Indemnification

In the event of (i) use by Purchaser of Deliverable Software that is not Project Intellectual Property furnished hereunder other than that permitted in Sub-
Article 18(C) or (ii) any other material breach of this Article 18 by Purchaser, the Purchaser shall indemnify and hold Contractor harmless from any and all third party claims resulting therefrom whether arising from a defect in the software or otherwise.

D.  Trademarks, Tradenames, etc.

No rights are granted herein to either Party to use any identification (such as, but not limited to tradenames, trademarks, service marks or symbols, and abbreviations, contractions, or simulations thereof) owned or used by the other Party or its parent company or its affiliates to identify itself or its affiliates or any of its products or services. Each Party agrees that it will not, without the prior written permission of the other Party, use such identification in advertising, publicity, packaging, labeling, or in any other manner to identify itself or any of its products, services, or organizations, or represent directly or indirectly that any product, service, or organization of it is a product, service, or organization of the other Party or its affiliates, or that any product or service of a Party is made in accordance with or utilizes any intellectual property of the other Party or its affiliates.

E.  DISCLAIMER, LIMITATION OF LIABILITY

CONTRACTOR REPRESENTS THAT ANY INFORMATION OR INTELLECTUAL PROPERTY FURNISHED IN CONNECTION WITH THIS CONTRACT SHALL BE TRUE AND ACCURATE TO THE BEST OF ITS KNOWLEDGE AND BELIEF, BUT

CONTRACTOR SHALL NOT BE HELD TO ANY LIABILITY FOR UNINTENTIONAL ERRORS OR OMISSIONS THEREIN. EXCEPT AS EXPRESSLY PROVIDED, CONTRACTOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESSLY OR IMPLIEDLY. BY WAY OF EXAMPLE, BUT NOT OF LIMITATION, CONTRACTOR AND ITS PARENT COMPANY AND AFFILIATES MAKES NO REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF INFORMATION OR INTELLECTUAL PROPERTY DISCLOSED OR PROVIDED HEREUNDER WILL NOT INFRINGE ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHT OF A THIRD PARTY. EXCEPT AS OTHERWISE PROVIDED IN THIS CONTRACT, CONTRACTOR AND ITS PARENT AND AFFILIATES SHALL NOT BE HELD TO ANY LIABILITY WITH RESPECT TO ANY CLAIM BY PURCHASER OR ANY THIRD PARTY CLAIM AGAINST PURCHASER ON ACCOUNT OF, OR ARISING FROM, PURCHASER'S USE OF INFORMATION OR INTELLECTUAL PROPERTY DISCLOSED OR PROVIDED BY CONTRACTOR.

F.  Transferability

The licenses granted to Purchaser by Contractor in the Deliverable Technical Materials and Deliverable Software are personal and non-transferable, except that Purchaser may assign or transfer such licenses to an affiliated entity under common control with the Purchaser or to any entity succeeding to Purchaser's entire interest in the System (as upgraded by any System Upgrades) as a result of reorganization or restructuring of the Purchaser or in the event of a change of control of the Purchaser.

G.  *





* Material omitted and separately filed with the Commission under an application for confidential treatment.

ARTICLE 19  INFRINGEMENT
----------  ------------

A. The Contractor agrees to defend or settle at its own expense all suits for infringement of any patent, copyright, trademark or other form of intellectual property right in any country of the world, for the use and operation of the System (as upgraded by any System Upgrades) as supplied by Contractor and for any component part thereof or material or equipment used therein (or the manufacture of any material or the normal use thereof) provided by the Contractor or on its behalf pursuant to this Contract and will hold the Purchaser harmless from all expense of defending any such suit and all payments for final judgment assessed on account of such infringement, except such infringement or claim arising from:

1. The Contractor's adherence to the Purchaser's directions in the design and configuration of the System (as upgraded by any System Upgrades) or to use materials, parts or equipment of the Purchaser's selection; or

2. Such material, parts or equipment furnished to the Contractor by the Purchaser, other than in each case, items of the Contractor's design or selection or the same as any of the Contractor's commercial merchandise or in processes or machines of the Contractor's design or selection used in the manufacture of such standard products or parts; or

3. Use of the System (as upgraded by any System Upgrades) or the materials, parts or equipment furnished by Contractor other than for the purposes indicated in, or reasonably to be inferred from, this Contract or in conjunction with other products; or

4. Modification of the System (as upgraded by any System Upgrades) or the materials, parts or equipment furnished by the Contractor, or connection of the System to another system by any person or entity other than Contractor, without prior expressed written approval by Contractor.

B. The Purchaser will, at its own expense, defend all suits against the Contractor for such excepted infringement and hold the Contractor harmless from all expense of defending any such suit and from all payments by final judgment assessed against the Contractor on account of such excepted infringement.

C. The Contractor and the Purchaser agree to give each other prompt written notice of claims and suits for infringement, full opportunity and authority to assume the sole defense, including appeals and, upon request and at its own expense, the other agrees to furnish all information and assistance available to it for such defense.

D. If all or any portion of the System (as upgraded by any System Upgrades) or any material, part or equipment provided by the Contractor or on its behalf is held to constitute an infringement (excluding such excepted infringements specified in Sub-Article 19(A)) and is subject to an injunction restraining its use or any order providing for its delivery up to or destruction, or if in respect of any such claim of infringement the Contractor deems it advisable to do so, the Contractor shall at its own expense either:

1. Procure for the Purchaser the right to retain and continue to use the System, the affected portion thereof, or any such material, part or equipment without interruption for the Purchaser;

2. Replace or modify the System, the affected portion thereof, or any material, part or equipment so that it becomes noninfringing while continuing to meet the Performance Requirements or

3. If the remedies specified in Sub-Articles 19(D)(1) an 19(D)(2) are not feasible, refund to the Purchaser the full purchase price paid for the System, the affected portion thereof, or any material, part or equipment found to be infringing.

E. In no event shall the Purchaser make any admission or settle any claim in relation with any claim for infringement without Contractor's consent.

ARTICLE 20  SAFEGUARDING OF INFORMATION AND TECHNOLOGY
----------  ------------------------------------------

A. In performance of this Contract, it may be mutually advantageous to the Parties hereto to share certain specifications, designs, plans, drawings, software, market research or operating data, prototypes, or other business, financial, and or/technical information related to products, services, or systems which are proprietary to the disclosing Party or its affiliates (and in the case of Contractor, Contractor's parent company) (together with this Contract and related documents, "Information"). The Parties recognize and agree that Information includes information that was supplied in contemplation hereof prior to execution of this Contract, and further agree that Information includes information in both tangible and intangible form.

B. Unless such Information was previously known to the Party receiving such Information free of any obligation to keep it confidential, or such Information has been or is subsequently made public through other than unauthorized disclosure by the receiving Party or is independently developed by the receiving Party (as documented by the records of the receiving Party), it shall be kept confidential by the Party receiving such Information, shall be used only in the performance of this Contract, and may not be used for any other purposes except upon such terms as may be agreed upon in writing by the Party owning such Information. The receiving Party may disclose such Information to other persons, upon the furnishing Party's prior written authorization, but solely to perform acts which this Article expressly authorizes the receiving Party to perform itself and further provided such other person agrees in writing (a copy of which writing will be provided to the furnishing Party at its request) to the same conditions respecting disclosure and use of Information contained in this Article and to any other reasonable conditions requested by the furnishing Party. Nothing herein shall prevent a Party from disclosing

Information (a) upon the order of any court or administrative agency, (b) upon the request or demand of, or pursuant to any regulation of, any regulatory agency or authority, (c) to the extent reasonably required in connection with the exercise of any remedy hereunder and (d) to a Party's legal counsel or independent auditors.

C. The Purchaser may disclose Information to its lenders and their representatives in connection with obtaining financing for the System, provided that each such lender or third party enters into a confidentiality agreement containing terms and conditions similar to those in this Contract. Any such disclosure of Information shall be subject to the restrictions in Sub-Article 20(B).

ARTICLE 21  EXPORT CONTROL
----------  --------------

The Parties acknowledge that any products, software, and technical information (including, but not limited to, services and training) provided by either Party under this Contract are or may be subject to export laws and regulations of the United States and destination countries and any use or transfer of such products, software and technical information must be authorized under those Laws. The Parties agree that they will not use, distribute, transfer or transmit the products, software or technical information (even if incorporated into other products) except in compliance with export Laws. If requested by either Party, the other Party agrees to sign all necessary export-related documents as may be required to comply with export Laws.

ARTICLE 22  LIQUIDATED DAMAGES
----------  ------------------

A. If the System is not Ready for Commercial Acceptance or Provisional Acceptance by the Scheduled System RFS Date, as it may have been extended under:

1.  Article 6 (Contract Variations);

2.  Article 17 (Force Majeure); or

3.  Other arrangements as agreed between the Purchaser and the Contractor;
then Contractor shall pay to Purchaser for each day of delay, for up to 200 days, by way of pre-estimated and liquidated damages for the delay and not as a penalty, an amount equal to * of the Contract Price (less Taxes) for the System; provided, that, if Purchaser, in its sole discretion, elects to accept a DLS prior to acceptance of the System, the Contract Price (less Taxes), for purposes of this Sub-Article 22(A), shall be reduced by that portion of the Contract Price (less Taxes) allocable (which allocation shall be determined in good faith by mutual agreement of the Parties) to such DLS.


B. If a System Upgrade is not Ready for Commercial Acceptance or Provisional Acceptance by the Scheduled Upgrade Date, as it may have been extended under:

1.  Article 6 (Contract Variations);





* Material omitted and separately filed with the Commission under an application for confidential treatment.

2.  Article 17 (Force Majeure); or

3.  Other arrangements as agreed between the Purchaser and the Contractor;

then Contractor shall pay to Purchaser for each day of delay, for up to 90 days, by way of pre-estimated and liquidated damages for the delay and not as a penalty, an amount equal to * of the Initial Upgrade Price for such System Upgrade.

ARTICLE 23  LIMITATION OF LIABILITY/INDEMNIFICATION
----------  ---------------------------------------

A. NOTWITHSTANDING ANY OTHER PROVISION IN THIS CONTRACT, AND IRRESPECTIVE OF ANY FAULT, NEGLIGENCE OR GROSS NEGLIGENCE OF ANY KIND, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, RELIANCE OR SPECIAL (INCLUDING PUNITIVE) DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUE, LOSS OF BUSINESS OPPORTUNITY OR THE COSTS ASSOCIATED WITH THE USE OF RESTORATION FACILITIES RESULTING FROM ITS FAILURE TO PERFORM PURSUANT TO THE TERMS AND CONDITIONS OF THIS CONTRACT.

B. EXCEPT AS SET FORTH BELOW IN THE LAST TWO SENTENCES OF THIS SUB-ARTICLE 23(B), THE CONTRACTOR'S MAXIMUM AGGREGATE LIABILITY, WHETHER IN TORT, CONTRACT OR OTHERWISE, EXCEPT FOR CLAIMS RELATING TO SYSTEM UPGRADES, SHALL NOT EXCEED * OF THE CONTRACT PRICE. THE CONTRACTOR'S MAXIMUM AGGREGATE LIABILITY FOR CLAIMS RELATING TO SYSTEM UPGRADES (IF CONTRACTOR CAN PROVE THAT THE SYSTEM WAS DESIGNED WITH SUFFICIENT TRANSMISSION MARGIN AND THUS SUCH CLAIMS DO NOT ARISE UNDER CLAUSE (ii) OF SUB-ARTICLE 10(B)) SHALL NOT EXCEED * OF THE APPLICABLE UPGRADE PRICE. THE FOREGOING LIMITATION SHALL NOT APPLY TO CLAIMS UNDER SUB-ARTICLES 19(A) AND 23(C). IF CONTRACTOR CANNOT PROVE THAT THE SYSTEM WAS DESIGNED WITH SUFFICIENT TRANSMISSION MARGIN FOR A SYSTEM UPGRADE, THE CONTRACTOR'S MAXIMUM AGGREGATE LIABILITY FOR CLAIMS ARISING UNDER CLAUSE (ii) OF SUB-ARTICLE 10(B) SHALL NOT EXCEED *.

C. Contractor, at its expense, shall defend, indemnify and hold harmless Purchaser, its agents, subcontractors and employees against any and all claims, demands, and judgments for losses due to any act or omission, arising out of, or in connection with this Contract or, prior to risk of loss passing to Purchaser, the operation and maintenance of the System, to the extent such losses were caused by the negligence or willful misconduct of the Contractor, its subcontractors, employees or agents. The defense, indemnification and save harmless obligation is specifically conditioned on the following: (i) Purchaser providing prompt notification in writing of any such claim or demand when it obtains Actual Knowledge thereof, unless such failure shall not have materially impaired Contractor's ability to defend against such claim; (ii) Contractor having





* Material omitted and separately filed with the Commission under an application for confidential treatment.

control of the defense of any such action, claim or demand and of all negotiations for its settlement or compromise; and (iii) Purchaser cooperating, at Contractor's expense, in a reasonable way to facilitate the defense of such claim or demand or the negotiations for its settlement.

D. Purchaser, at its expense, shall defend, indemnify and hold harmless Contractor, its agents, subcontractors and employees against any and all claims, demands, and judgments for losses due to any act or omission, arising out of, or in connection with this Contract or, after risk of loss passes to Purchaser, the operation or maintenance of the System, to the extent such losses were caused by the negligence or willful misconduct of the Purchaser, its subcontractors, employees or agents (other than Contractor). The defense, indemnification and save harmless obligation is specifically conditioned on the following (i) Contractor providing prompt notification in writing of any such claim or demand when it obtains Actual Knowledge thereof, unless such failure shall not have materially impaired Purchaser's ability to defend against such claim; (ii) Purchaser having control of the defense of any such action, claim or demand and of all negotiations for its settlement or compromise; and (iii) Contractor cooperating, at Purchaser's expense, in a reasonable way to facilitate the defense of such claim or demand or the negotiations for its settlement.

ARTICLE 24  COUNTERPARTS
----------  ------------

This Contract may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

ARTICLE 25  DESIGN AND PERFORMANCE RESPONSIBILITY
----------  -------------------------------------

A. The Contractor shall be solely responsible for the design of and for all details of the System and the System Upgrades and for the adequacy thereof.

B. The Contractor's responsibility for design of the System and the System Upgrades shall not in any way be diminished nor shall the Contractor's design approach be restricted or limited by the Purchaser's acceptance of the Contractor's guidance or recommendations as to engineering standards and design specifications, or by the Purchaser's suggestions or recommendations on any aspect of the design.

C. Purchaser shall use reasonable efforts in assisting the Contractor to obtain in a timely manner accurate information required for the Contractor to perform the Work and the Upgrade Work, which Contractor cannot expeditiously and cost-effectively obtain from any source other than the Purchaser.

ARTICLE 26  PRODUCT CHANGES
----------  ---------------

The Contractor may at any time make changes to the System or System Upgrades furnished pursuant to this Contract, or modify the drawings and published specifications relating thereto, or substitute equipment of later design, provided the changes, modifications, or substitutions under normal and proper use do not impact upon the form, fit, expected life or function of the System as provided in the System Performance Requirements.

ARTICLE 27  RISK AND INSURANCE
----------  ------------------

A. The Contractor shall at all times maintain, after the date which is 30 days from the date hereof, and upon request, the Contractor shall furnish the Purchaser with certificates, or other reasonable evidence, that Contractor maintains, the following insurance or has adequate self-insurance (other than as required to comply with any statutory insurance requirements); provided, that
                                                               --------
the following insurance coverages may be combined or in different form so long as Contractor maintains insurance consistent with the following requirements:

1. Workmen's Compensation and Employers Liability Insurance (with a limit of not less than * for any one incident or series of incidents arising from one event or such higher limit as may be required by the laws of any jurisdiction) covering the officers and employees of the Contractor for all compensation or other benefits required of the Contractor by the laws of any nation or political sub-division thereof to which the Contractor and its operations under this Contract are subject in respect of injury of death of any such employee.

2. Comprehensive General Public Liability Insurance, covering personal injury and/or property damage, with combined single limits of not less than * for claims of injury or death of any persons or loss of or damage to property resulting from any one accident. This insurance to be extended to provide Marine Comprehensive General Liability including liabilities arising out of the operation of subsea equipment.

3. Comprehensive Automobile Liability insurance covering all vehicles and automotive equipment owned, hired, or in the custody and control of Contractor and complying with all applicable legislation with limits not less than * combined single limit for the death or injury of any person per accident and not less than * for the loss or damage to property resulting from any one accident.

4. All Risk Insurance in respect of all property of Contractor, its respective officers, agents and employees connected with the performance of the Work against all loss or damage from whatever cause.

5. Conventional Marine Hull and Machinery Insurance including War Risks or any vessel(s) owned, operated or chartered by the Contractor, in an amount equal to the full value thereof. In the event of damage to or loss of such vessel(s), the Contractor agrees to look to its insurance carrier for payment of such loss or damage and hereby releases the Purchaser and waives any claims against the Purchaser for the loss of such vessel(s) unless due to the negligence of Purchaser, its agent or representatives (other than Contractor).

6. All vessels are to be entered in a Mutual Protection and Indemnity Association with a full and unlimited entry or to have Marine Protection and Indemnity Insurance with a limit of not less than * including coverage far illness, injury or death of crew members (unless




* Material omitted and separately filed with the Commission under an application for confidential treatment.

covered under Workmen's Compensation Insurance), Contractual Liability Coverage, Collision and Tower's Liability, Removal of Wreck and Debris and Third Party Liability.

7. Excess Liability Coverage over that required in Sub-Articles 27(A)(1), (2) and (3) with minimum limits of * for any one accident or occurrence.

8. Specialist Operations Insurance with a limit of not less than * as per London Wording 1993 or equivalent.

9. Transit Insurance including inland, air, and Marine Cargo coverage including War (other than on land) in an amount sufficient to cover the expected highest value of any one shipment. Coverage to include Institute Cargo Clauses, all risks 1.1.63, Institute War Clauses, London Malicious Damage Clause, and Institute Strikes Riots and Civil Commotion Clauses or their equivalent.

10. Marine Cargo or equivalent is required to protect, for full cost, against all risks of physical loss or damage to the plant, equipment and supplies to be included in the System (other than War Risks) beginning with when each such item is ready for shipping and ending when the submersible plant and equipment are placed overside the cable laying vessel and when the equipment and supplies are delivered to the cable stations, central offices, or network operation center. The coverage continues to cover cable lying on the seabed.

11. Sea Bed or equivalent coverage (including an Old Mines and Torpedoes Clause, including other derelict weapons of War) is required to protect, for full cost, against all risks of physical loss or damage to the submersible plant and equipment described in Sub-Article 27(A)(10) above. See last paragraph.

12. War Risks or equivalent coverage is required to protect against damage to, seizure by and/or destruction of the System by means of war, piracy, takings at sea and other warlike operations until discharge of the submersible plant and equipment. For the purposes of this Article "discharge of the submersible plant and equipment" shall be deemed to take place when the plant and equipment reaches the sea bottom, as far as the submersible plant and equipment is concerned, and when the plant is off-loaded in the respective terminal country, as far as non-submersible plant is concerned.

13. Pollution Liability (EIL) insurance for installation operations and as arising from the use of vessels in an amount not less than * or such higher sum as may be required to meet any legal requirement in area of operations.

The Comprehensive General Liability Insurance required pursuant to Sub-Article 27(A)(2) above, shall include Contractual Liability Coverage which shall specifically apply to the obligations assumed by the Contractor under the Terms and Conditions of this Contract.

B. 1. All the foregoing insurances shall be effected with a creditworthy insurer and shall be endorsed to provide Purchaser with at least thirty (30) days prior written notice of cancellation or material change.




* Material omitted and separately filed with the Commission under an application for confidential treatment.

2. All the foregoing insurances shall name Purchaser as an additional insured as to operations hereunder, in which event the Contractor's insurance shall be primary to any insurance carried by Purchaser.

3. The limits specified herein are minimum requirements and shall not be construed in any way as limits of liability or as constituting acceptance by Purchaser of such responsibility for financial liabilities in excess of such limits. The Contractor shall bear all deductibles applicable to any insurance.

4. If it is judicially determined that the monetary limits of insurance required hereunder or of any indemnity voluntarily assumed under the Terms and Conditions of this Contact which the Contractor agrees will be supported either by available liability insurance or voluntarily self-insured, in part or whole, exceeds the maximum limits permitted under applicable law, it is agreed that said insurance requirements or indemnity shall automatically be amended to conform to the maximum monetary limits permitted under such law.

5. Contractor shall take reasonable steps to provide that any sub-contractor engaged by it has in effect or will effect Employer's Liability, Workmen's Compensation, Hull and Machinery and Protection and Indemnity insurances and any other insurances required by law, together with such other insurances as the Contractor may consider necessary.

6. If the Contractor fails to effect or keep in force any of the insurances required under this Contract, Purchaser may effect and keep in force any such insurances and pay such premiums as may be necessary for that purpose and from time to time deduct the amount so paid by Purchaser from any money due or which may become due to the Contractor hereunder or recover the same as a debt due from the Contractor, provided that Purchaser is not in Default.

7. Each Party shall give the other prompt notification of any claim with respect to any of the insurances to be provided hereunder, accompanied by full details giving rise to such claim. Each Party shall afford the other all such assistance as may be required for the preparation and negotiation of insurance claims.

8. Contractor shall report to Purchaser as soon as practicable all accidents or occurrences resulting in injuries to Contractor's employees or third parties, or damage to property of third parties, arising out of our during the course of services for Purchaser by Contractor.

C. The Contractor may organize such levels of deductibles, excesses and self-insurance as it considers appropriate and which are within prudent industry standards.

D. The insurance requirements of this Article 27 will remain in place with respect to each DLS, the System or System Upgrade, as the case may be, and will not in any way be diminished or reduced until the transfer of title and risk of loss shall have passed to Purchaser of such DLS, System or System Upgrade, as the case may be, even in the event of the sale of substantially all the assets of the Contractor by way of a merger, consolidation or sale of assets.

ARTICLE 28  PLANT AND WORK RULES
----------  --------------------

Employees and agents of each Party shall, while on the premises of the other or its subcontractors, comply with all plant rules and governmental regulations.

ARTICLE 29  RIGHT OF ACCESS
----------  ---------------

A. The Contractor shall, upon reasonable notice of not less than ten (10) working days, during normal business hours and in a manner to avoid any disruption of the work on the premises including performance of other contracts, permit access by the Purchaser or its Quality Assurance (QA) Representative (other than a competitor of the Contractor or any affiliate of a competitor) to the Contractor's premises where the work will be performed, and will use its best endeavors to secure rights of access to premises of its subcontractors where the work will be performed, having subcontracts or orders in the amount of, or equivalent to U.S. $125,000 or more, in accordance with the Contractor's contractual arrangements with its subcontractors, and allow the Purchaser or its QA Representative to:

1. audit the Contractor's quality assurance system and its application to the Work and Upgrade Work, including manufacture, development and raw materials and components provision;

2. inspect all parts of the Work and Upgrade Work to the extent reasonably practicable to ensure that their quality meets the Technical Specification.

This right of access shall allow for the Purchaser and/or its QA representative (up to a total of three (3) persons). The Purchaser shall provide the name(s), nationality and title of each such visitor prior to the visit. The Contractor shall not be responsible for any costs, including travel and accommodation costs, of the Purchaser or its representatives.

B. The right of access shall also allow for the Purchaser and/or representatives (up to a total of three (3) persons) to be aboard the vessel(s) during installation and the route survey, provided accommodations are available. The Contractor shall not be responsible for any costs of the Purchaser or its representatives, except for living expenses on board the vessel which includes one (1) daily telex or fax, all other travel and accommodation costs for the Purchaser or its QA Representatives shall be for the account of the Purchaser.

C. Any right of access shall not be construed as creating any obligation requiring the Contractor or its subcontractors to disclose trade secrets or proprietary information. Further, such right of access may be conditioned on the execution of a confidentiality and non-disclosure agreement and/or subject to routine building or security rules, regulations or procedures.

D. Any exercise of any right of the Purchaser hereunder to inspect, audit, visit or to serve any part of the Work or System Upgrades shall not be construed as limiting any obligation of Contractor hereunder, including without limitation, under Articles 1 and 10 hereof.

E. Contractor will have access to the System as necessary to accomplish its responsibilities under this Contract and in order to make repairs and to make System Upgrades. Contractor will provide reasonable notice of its need for access and will take reasonable steps to minimize disruptions to the operation of the System.

F. Contractor shall give the Purchaser reasonable prior written notice of each monthly project management review meeting with respect to the status of the construction and/or installation of the System, and Purchaser's representatives (up to three such representatives) and the Independent Engineer shall at their cost be permitted to attend and participate in such meetings.

ARTICLE 30  QUALITY ASSURANCE
----------  -----------------

All equipment, material and supplies provided under this Contract shall be inspected and tested by representatives designated by the Contractor to the extent reasonably practical to assure that the quality of the equipment, materials and supplies being incorporated is sufficient to realize the System Performance Requirements. The inspection and test program established for such equipment, materials and supplies shall be consistent with commercial practices normally employed by the Contractor in the construction of submarine cable systems. The foregoing shall not be construed as limiting any of the Contractor's obligations under this Contract.

ARTICLE 31  DOCUMENTATION
----------  -------------

The Contractor shall furnish to the Purchaser five copies of the standard documentation in the English language for the System provided hereunder. Such documentation shall be provided prior to the Acceptance testing. Additional copies of the documentation are available at additional cost.

ARTICLE 32  TRAINING
----------  --------

The Contractor will provide, as part of the Initial Contract Price, until the Date of Final Acceptance, any and all training, as more particularly described in the training section of Appendix 6, necessary for the operation and maintenance of the System.

ARTICLE 33  SETTLEMENT OF DISPUTES/ARBITRATION/LITIGATION
----------  ---------------------------------------------

A. The Parties shall endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this Contract.

B. Failing such amicable settlement, any controversy, claim or dispute arising under or relating to this Contract, including the existence, validity, interpretation, performance, termination or breach thereof, shall, if both Parties agree in writing thereto, finally be settled by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association ("AAA"). Unless the Parties agree to a sole arbitrator, there shall be three (3) arbitrators, with each Party appointing one arbitrator, who collectively will select a third. The language of the arbitration shall be English. The Arbitrator will not have authority to award punitive damages to either Party. Each Party shall bear its own expenses, but the Parties shall share equally the fees and expenses of the Arbitration Tribunal and the AAA. This Contract shall be enforceable, and any arbitration award shall be final, and judgment thereon may be entered in any court of competent jurisdiction. In any such arbitration, the decision in any prior arbitration under this Contract shall not be deemed conclusive of the rights as among themselves of the Parties hereunder. The arbitration shall be held in New York, New York, U.S.A.

C. 1.If both Parties do not agree to arbitration pursuant to paragraph (B) above, then either Party may institute suit in the Supreme Court of the State of New York sitting in New York County or the United States District Court of the Southern District of New York, or any appellate court from any thereof.

2.Each Party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Contract, and each Party hereby irrevocably and unconditionally agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of the place of residence or domicile of either Party. The Contractor hereby irrevocably and unconditionally appoints CT Corporation System (the "New York Process Agent"),
                                                     ----------------------
with an office on the date hereof at 1633 Broadway, New York, New York, as its agent to receive on behalf of the Contractor and its respective property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding in any such New York State or Federal court and agrees promptly to appoint a successor New York Process Agent in The City of New York (which successor Process Agent shall accept such appointment in a writing prior to the termination for any reason of the appointment of the initial New York Process Agent). In any such action or proceeding in such New York State or Federal court sitting in The City of New York, such service may be made on the Contractor by delivering a copy of such process to the Contractor in care of the appropriate Process Agent at such Process Agent's above address and by depositing a copy of such process in the mails by certified or registered air mail, addressed to the Contractor at its address referred to in Article 35 of this Contract (such service to be effective upon such receipt by the appropriate Process Agent and the depositing of such process in the mails as aforesaid). The Contractor hereby irrevocably and unconditionally authorizes and directs such Process Agent to accept such service on its behalf. As an alternate method of service, the Contractor also irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such New York State or Federal court sitting in The City of New York by mailing of copies of such process to the Contractor, as the case may be, by certified or registered air mail at its address referred to in Article 35 of this Contract. The Contractor agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

3.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST
    --------------------
EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

D. THE OBLIGATIONS OF EACH PARTY IN RESPECT OF THIS CONTRACT DUE TO ANY PARTY SHALL, NOTWITHSTANDING ANY JUDGMENT IN A CURRENCY (THE "JUDGMENT CURRENCY")
                                                        -----------------
OTHER THAN DOLLARS, BE DISCHARGED ONLY TO THE EXTENT THAT ON THE BUSINESS DAY FOLLOWING RECEIPT BY SUCH PARTY OF ANY SUM ADJUDGED TO BE SO DUE IN THE JUDGMENT CURRENCY SUCH PARTY MAY IN ACCORDANCE WITH NORMAL BANKING PROCEDURES PURCHASE DOLLARS WITH THE JUDGMENT CURRENCY; IF THE AMOUNT OF DOLLARS SO PURCHASED IS LESS THAN THE SUM ORIGINALLY DUE TO SUCH PARTY IN DOLLARS, EACH PARTY AGREES, AS A SEPARATE OBLIGATION AND NOTWITHSTANDING ANY SUCH JUDGMENT, TO INDEMNIFY SUCH PARTY AGAINST SUCH LOSS, AND IF THE AMOUNT OF DOLLARS SO PURCHASED EXCEEDS THE SUM ORIGINALLY DUE TO ANY PARTY TO THIS CONTRACT, EACH PARTY AGREES TO REMIT TO SUCH PARTY, SUCH EXCESS.

ARTICLE 34  APPLICABLE LAW
----------  --------------

THIS CONTRACT SHALL BE CONSTRUED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES, EXCLUDING ITS CONFLICTS OF LAW PROVISIONS AND EXCLUDING THE CONVENTION FOR THE INTERNATIONAL SALE OF GOODS.


ARTICLE 35  NOTICES
----------  -------

A. Any notices, consent, approval, or other communication pursuant to this Contract shall be in writing, in the English language, and shall be deemed to be duly given or served on a Party if sent to the Party at the address stipulated in Sub-Article 35(B) and if sent by any one of the following means only:

1. Sent by hand: Such communication shall be deemed to have been received on the day of delivery provided receipt of delivery is obtained.

2. Sent by facsimile: Such communication shall be deemed to have been received, under normal service conditions, twenty-four (24) hours following the time of dispatch or on confirmation by the receiving Party, whichever is earlier.

3. Sent by registered or certified mail: Such communication shall be deemed to have been received, under normal service conditions, on the day it was received or on the tenth day after it was dispatched, whichever is earlier.

B. For purposes of this Article, the names, addresses and fax numbers of the Parties are as detailed below. Any change to the name, address, and facsimile numbers may be made at any time by giving thirty (30) days prior written notice.

Tyco Submarine Systems Ltd.
340 Mt. Kemble Avenue
Morristown, New Jersey 07960
Tel: 973-326-2600
Fax: 973-326-2711

Pan American Crossing Ltd.
Wessex House
45 Reid Street
Hamilton HM12
Bermuda
Fax:  441-296-6749/8606
Attn:  Cameron Adderley

C. All provisions in this Contract regarding notices, consents, approvals and other communications to and from, and other actions taken on behalf of, the Contractor are subject to the provisions of Article 42 hereof.

ARTICLE 36  PUBLICITY AND CONFIDENTIALITY
----------  -----------------------------

A. No information relating to this Contract shall be released by either Party to any newspaper, magazine, journal or other written, oral or visual medium without the prior written approval of an authorized representative of the other Party; provided that, subject to Article 20 (Safeguarding of Information and
       --------
Technology) and the following Sub-Article, this Article shall not restrict either Party from (i) responding to customary press inquiries or otherwise making public or private statements in the normal course of business, so long as consistent with a mutually agreed press-release and (ii) assisting in the obtaining of financing in accordance with Sub-Article 37(C), including the publication of a financial tombstone.

B. This Contract and any non-public information, written or oral, with respect to this Contract, "Confidential Information", will be kept confidential and shall not be disclosed, in whole or in part, to any person other than affiliates, officers, directors, employees, agents or representatives of a Party (collectively, "Representatives") who need to know such Confidential

Information for the purpose of negotiating and executing this Contract. Each Party agrees to inform each of its Representatives of the non-public nature of the Confidential Information and to direct such persons to treat such Confidential Information in accordance with the terms of this Article. Nothing herein shall prevent a Party from disclosing Confidential Information (a) upon the order of any court or administrative agency, (b) upon the request or demand of, or pursuant to any regulation of, any regulatory agency or authority, (c) to the extent reasonably required in connection with the exercise of any remedy hereunder, (d) to a Party's legal counsel or independent auditors, (e) prospective lenders to the Purchaser or Purchaser's parent companies, and (f) to any actual or proposed assignee of all or part of its rights hereunder provided that such actual or proposed assignee agrees in writing to be bound by the provisions of this Article.

ARTICLE 37  ASSIGNMENT; SUBCONTRACTORS
----------  --------------------------

A. Except as provided in this Article, neither Party shall assign this Contract or any right or interest under this Contract, nor delegate any work or obligation to be performed under this Contract ("Assignment"), without the other Party's prior written consent which shall not be unreasonably withheld (it being understood that it shall be deemed to be reasonable to withhold consent to the assignment of this Contract or any rights, interest or obligations hereunder to a competitor of Contractor or an affiliate of a competitor or uncreditworthy party). Nothing herein shall preclude a Party from employing a subcontractor in carrying out its obligations under this Contract. A Party's use of such subcontractor shall not release the Party from its obligations or liability (including warranties) under this Contract. If a proposed subcontractor of major equipment (i.e., equipment listed on Exhibit E) is not listed on Exhibit E hereto, Contractor shall obtain approval thereof from Purchaser, which approval shall not be unreasonably withheld.

B. The Contractor has the right to assign all of its rights under this Contract or to delegate all of its duties hereunder at any time without the Purchaser's consent to any successor to substantially all the assets of the Contractor by way of a merger, consolidation or sale of assets provided that in the case of any assignment or delegation pursuant to this Sub-Article 37(B) such assignee shall assume in writing all warranties, representations and obligations of Contractor under this Contract. The Contractor shall give the Purchaser written notice 30 days prior to the assignment.

C. The Parties acknowledge that Purchaser may finance construction of the System on a "project finance" basis and that in connection therewith the financing parties will require that such financing be secured by certain assets of Purchaser (including but not limited to this Contract). The Purchaser may, in connection with any such project financing grant a collateral assignment of the System and/or its rights and obligations under this Contract to any such financing parties, and in connection therewith, the Contractor will execute and deliver a Consent, substantially in the form of Exhibit B hereto; provided that Contractor agrees to make such changes or additions to such form as may be reasonably requested by such financing parties, and Purchaser, and such financing parties, may transfer in accordance with such Consent. Contractor will also deliver an Opinion in the form of Exhibit C hereto, and a similar opinion of * with respect to the * to Purchaser and such financing parties and such other documents as are reasonably requested by such financing parties.

* Material omitted and separately filed with the Commission under an application for confidential treatment.

D. The Purchaser has the right to assign all of its rights and delegate all of its duties under this Contract to any other entity to whom all of Purchaser's rights and interests in the System have been transferred. Purchaser also has the right (i) to assign all of its rights hereunder with respect to any particular Landing Assets to any Transferee, (ii) to assign Permits with respect to such Landing Assets, or have Permits with respect to such Landing Assets issued in the name of, such Transferee and (iii) to transfer such Landing Assets or have such Landing Assets transferred directly to, such Transferee; provided
                                                                      --------
that such Transferee shall execute a supplement to this Contract whereby it becomes jointly and severally liable, together with Purchaser, for all of Purchaser's obligations under this Contract. "Landing Assets" means, with respect to each jurisdiction where a portion of the System is located, all or part of such portion of the System located therein. It is understood that the Purchaser, at its option, may assign and transfer rights with respect to Landing Assets in different jurisdictions to different Transferees. Purchaser shall not transfer any of its rights under this Contract or the System except in accordance with the foregoing. Any assignment or transfer not expressly permitted by Sub-Article 37(D) shall be of no force and effect. Any assignment or transfer which results in any increase in costs or any loss, damage, delay or failure of performance shall constitute a Force Majeure, and, without limiting the applicability of Article 17 (Force Majeure), Purchaser shall be responsible for any increase in costs resulting therefrom.

ARTICLE 38  RELATIONSHIP OF THE PARTIES
----------  ---------------------------

All work performed by a Party under this Contract shall be performed as an independent contractor and not as an agent of the other and no persons furnished by a Party shall be considered the employees or agents of the other. Each Party shall be responsible for its employees' compliance with all Laws while performing under this Contract. This Contract shall not form a joint venture or partnership between the Parties.

ARTICLE 39  SUCCESSORS BOUND
----------  ----------------

This Contract shall be binding on the Contractor and the Purchaser and their respective successors and permitted assigns.

ARTICLE 40  ARTICLE CAPTIONS
----------  ----------------

The captions of the Articles do not form part of this Contract and shall not have any effect on the interpretation thereof.

ARTICLE 41  SEVERABILITY
----------  ------------

If any of the provisions of this Contract shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Contract, but rather the entire Contract shall be construed as if not containing the particular invalid or unenforceable provision or provisions and the rights and obligations of the Contractor and the Purchaser shall be construed and enforced accordingly. In the event such invalid or unenforceable provision is an essential and material element of this Contract, the Parties shall promptly negotiate a replacement provision.

ARTICLE 42   *
----------  -----------

*

ARTICLE 43  SURVIVAL OF OBLIGATIONS
----------  -----------------------

The Parties' rights and obligations, which, by their nature would continue beyond the termination, cancellation or expiration of this Contract, including, but not limited to, those contained in Sub-Article 4(B) (Taxes, Levies and Duties) and Sub-Article 4(C) (Withholding Tax), Article 18 (Intellectual Property), Article 20 (Safeguarding of Information and Technology), Article 21 (Export Control) and Article 23 (Limitation of Liability/Indemnification) shall survive termination, cancellation or expiration hereof. Article 10 (Warranty) and Article 11 (Contractor Support), shall survive termination, cancellation or expiration hereof, if and only if, this Contract is terminated by Purchaser pursuant to Sub-Article 13(A).

ARTICLE 44  NON-WAIVER  -
----------  ----------  -

A waiver of any of the terms and conditions of this Contract, or the failure of either Party strictly to enforce any such term or condition, on one or more occasions shall not be construed as a waiver of the same or of any other term or condition of this Contract on any other occasion.

ARTICLE 45  LANGUAGE
----------  --------

This Contract has been executed in the English language and English will be the controlling language for interpretation of this Contract.

ARTICLE 46  ENTIRE AGREEMENT
----------  ----------------

This Contract supersedes all prior oral or written understanding between the Parties and constitutes the entire agreement with respect to the subject matter herein. Any modification, amendment, waiver, approval or consent given hereunder must be evidenced by a writing signed by authorized representatives of all Parties.



* Material omitted and separately filed with the Commission under an application for confidential treatment.

This Contract is executed in Bermuda by a duly authorized representative of the Purchaser, and in Nassau, the Bahamas, by a duly authorized representative of Contractor, as set forth below.

                              TYCO SUBMARINE SYSTEMS LTD.

                              By:/s/ Adam C. Morton
                                 --------------------
                              Name: Adam C. Morton
                              Title: Director, American Region



                              PAN AMERICAN CROSSING LTD.

                              By:/s/ K. Eugene Shutler
                                 ----------------------
                              Name: K. Eugene Shutler
                              Title: President